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                                                                    Exhibit 10.4


                                 LEASE AGREEMENT
                         (Build-to-Suit Facility) - 2000

ARTICLE ONE.  BASIC TERMS.

       This Article One contains the Basic Terms of this Lease between the Landlord and Tenant named below. Other Articles, Sections and Paragraphs of the Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

       Section 1.01. Date of Lease:

       Section 1.02. Landlord : Panattoni/Hillwood Development Company, LLC, a
                                Texas limited liability company

              Address of Landlord: 5310 Harvest Hill Road, Suite 180 Dallas,
                                   Texas 75230

       Section 1.03. Tenant (include legal entity): ICON Health and Fitness,
                                                    Inc., a Delaware corporation

              Address of Tenant: -     Attn: Jace Jergensen
                                       ICON Health & Fitness.  Inc.
                                       4010 Distribution Drive, Suite 200
                                       Garland, Texas 75041

                                       and

                                       Attn: Brad H. Bearnson
                                       ICON Health & Fitness, Inc.
                                       1500 South 1000 West
                                       Logan, Utah 84321

       Section 1.04. Property: The Property is Landlord's real property development known as Skyline Building III (the "Building"), Skyline Business Park, located on approximately 18.86 acres, Mesquite, Texas, and described or depicted in Exhibit "A" (the "Project"). The Project includes the land, the approximately 400,000 square foot Building and all other improvements to be located on the land, and the common areas described in Paragraph 4.05(a). It is understood and agreed that Tenant will have the right to require Landlord to reduce the area of the Building to either 300,000 square feet or 350,000 square feet, by giving written notice thereof within fifteen (15)days after the date hereof. If Tenant so exercises such right, the Base Rent payable under Section 1.11(A) under this Lease will be recalculated on the following basis and other amounts payable by Tenant under this Lease will be appropriately adjusted and the parties will execute an amendment to this Lease reflecting such changes:

                                                    Tenant JJ  Landlord JH     1

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               Years          300,000 sf        350,000 sf
               -----          ----------        ----------
                1-5              $4.18            $3.96
                6-10             $4.81            $4.55


       Section 1.05. Lease Term: One Hundred Twenty (120) months beginning on November 15, 2000, or such other date as is specified in this Lease.

       Section 1.06. Permitted Uses (See Article Five): receiving, storing, shipping and selling products, materials and merchandise made and/or distributed by Tenant, and for such other lawful purposes, including assembly and manufacturing in conformance with the applicable zoning.

       Section 1.07. Tenant's Guarantor: None

       Section 1.08. Brokers (See Article fourteen) (if none, so state):

              Landlord's Broker: None

              Tenant's Broker: Leon Brothers (Al Leon)

       Section 1.09. Parking. A minimum of one parking space will be provided for every 1,000 square feet of Building area.

       Section 1.10. Initial Security Deposit (See Section 3.02): $144,333.33

       Section 1.11. Rent and Other Charges Payable by Tenant:

       (a) BASE RENT: One Hundred Fifteen Thousand Dollars ($115,000.00) for the first sixty (60) months of the Lease Term; One Hundred Thirty-Two Thousand Three Hundred Thirty-Three and 33/100 Dollars ($132,333.33) for the remainder of the initial Lease Term.

       (b) OTHER PERIODIC PAYMENTS: (i) Real Property Taxes (See Section 4.02);
(ii) Utilities (See Section 4.03), (iii) Insurance Premiums (See Section 4.04);
(iv) Common Area Expenses (See Section 4.05).

       Section 1.12. Landlord's Share of Profit on Assignment or Sublease: (See
Section 9.05): Fifty percent (50%) of the profit (the "Landlord's Share").

       Section 1.13. Exhibits: The following exhibits are attached to and made a part of this Lease: Exhibit "A" - Description of Land; Exhibit "B" - Building Expansion; Exhibit "C" - Exclusions from Common Area Costs; Exhibit "D" - Tenant Signage; Exhibit "E" - Site Plan and Building Specifications; Exhibit "F" Landlord Waiver and Consent; Exhibit "G" - Expansion Land.

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       Section 1.14. Interior Architectural: Tenant will use RGA Architects or such other architect as may be mutually agreed upon by both parties (the "Architect") to complete the architectural work for the tenant improvements, including the design of all interior improvements ("Leasehold Improvements") desired by Tenant over and above those included in the Building Improvements being furnished by Landlord pursuant to Section 6.02(a), and preparation of final interior construction drawings ("Leasehold Improvement Plans") for the Leasehold Improvements.

Section 1.15. Leasehold Improvement Allowance: When the Leasehold Improvement Plans have been approved by Landlord and Tenant pursuant to Section 6.02(c), Landlord agrees to bid the portions of the Leasehold Improvements subject to the hereinafter specified allowances to at least three (3) subcontractors (at least one of which shall be designated by Tenant) and select the lowest qualified bid while receiving Tenant's input on the decision. There will be no construction management fee charged to Tenant by Landlord. The costs of the Leasehold Improvements, and including without limitation all architectural and engineering fees required to complete the Leasehold Improvement Plans, is referred to as the "Work Costs". Landlord will be responsible for and will pay for the entire Work Cost, except that with respect to the following items, Tenant will be solely responsible for all costs, including associated architectural and engineering fees, in excess of the indicated allowance:

       (a)    office area - $542,500
       (b)    showroom area - $90,000
       (c)    electrical distribution - $100,000
       (d)    compressed air - $10,000
       (a)    cranes/structural support - $10,000
       (f)    exterior signage per Section 5.04 - $5,000

With respect to each such item, Tenant will be solely responsible for all Work Costs in excess of the indicated allowance, such excess cost being referred to as "Tenant's Cost"; provided that Tenant has the option to allocate up to 50% of the allowance for any particular allowance item to one or more of the other allowance items. Tenant will pay to Landlord on a monthly basis , the amount of Tenant's Cost actually invoiced to Tenant. Tenant's monthly payment to Landlord will be due within 10 days of receiving a written invoice with backup documentation from Landlord. The amount of Tenant's monthly payment will be equal to Tenant's pro rata share of the cost of the total Work Costs invoiced for that month. If the aggregate allowance applied against total Work Costs for all such allowance items in accordance with the foregoing is less than $757,500.00, Tenant will receive a Base Rent reduction for the initial Lease Term calculated at the rate of $0.02 per square foot per annum for each $100,000.00 of savings, or a proportionate part of $0.02 for fractional part of $100,000.00 of savings (e.g., $50,000 savings produces reduction of $0.01 per square foot per annum; $150,000.00 produces a reduction of $0.03 per square foot per annum).

ARTICLE TWO.  LEASE TERM.

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       Section 2.01. Lease of Property for Lease Term. Landlord leases the
Property from Landlord to Tenant and Tenant leases the Property from Landlord for the Lease Term. The Lease Term is for the period stated in Section 1.05 above and shall begin and end on the dates specified in Section 1.05 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease. The "Commencement Date" shall be the date specified in Section 1.05 above for the beginning of the Lease Term, unless advanced or delayed under any provision of this Lease.

       Section 2.02. Delay in Commencement. Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Property to Tenant on the Commencement Date. Landlord's non-delivery of the Property to Tenant on that date shall not affect this Lease or the obligations of Tenant under this Lease except that the Commencement Date shall be delayed until Landlord delivers possession of the Property to Tenant and the Lease Term shall be extended for a period equal to the delay in delivery of possession of the Property to Tenant, plus the number of days necessary to end the Lease Term on the last day of a month. Notwithstanding the foregoing, if the Property is not delivered to Tenant with the Project substantially completed by March 31, 2001 (as such date may be extended due to Tenant Delay or Force Majeure), Tenant shall have the option to terminate this Lease by giving Landlord written notice thereof at any time prior to such substantial completion and delivery to Tenant. Upon any such termination, Tenant will have no further obligation to Landlord under this Lease.

Section 2.03. Early Occupancy. Subject to applicable governmental requirements, Landlord will make the Property and the Improvements constructed thereon available to Tenant for the purpose of installing warehouse racks and other equipment thirty days prior to Landlord's receipt of a certificate of occupancy for the Property, provided Tenant does not delay completion of the Improvements. If Tenant occupies the Property prior to the Commencement Date, Tenant's occupancy of the Property shall be subject to all of the provisions of this Lease, except that Tenant will not be required to pay Base Rent or other charges specified in this Lease for the early occupancy period. Early occupancy of the Property shall not advance the expiration date of this Lease.

       Section 2.04. Renewal Option. Provided that Tenant is not in material default of any of the terms, covenants and conditions hereof beyond the expiration of applicable notice and cure periods set forth herein, Tenant will have the right and option to extend the original term of this Lease for two (2) further terms of sixty (60) months each. Such extension(s) of the original term shall be on the same terms, covenants and conditions as provided for in the original term except for this Section 2.04 and except that the rental rate specified in Section 1.11 of this Lease during each extended term shall be at the fair market rental in effect at the beginning of the extended term on equivalent properties, of equivalent size, in equivalent areas in Dallas County, Texas ("Fair Market Rent"). Tenant will deliver written notice to Landlord of Tenant's intent to exercise a renewal option granted herein not more than twelve
(12) months nor less than nine (9) months prior to the expiration of the original term of this Lease or the first extended term, as the case may be. In the event Tenant fails to deliver such written notice within the time period set forth above, Tenant's right to extend the term hereunder shall expire and be of no further force

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and effect. Failure to exercise the first renewal option shall render the second renewal option null and void.

If Tenant exercises an option in accordance with the foregoing, the parties will have until the date that is six (6) months prior to the date that the original term or the first extension term, as the case may be, will expire in order to agree on Base Rent during the extension term. If the parties agree on the Base Rent for the extension term during that period, they shall immediately execute an amendment to this Lease stating the Base Rent. If the parties are unable to agree on Base Rent for the extended term during that period, then the Base Rent for the extension period will be established by appraisal and will be 100% of Fair Market Rental as determined by the appraisal.

       Landlord and Tenant shall each appoint one appraiser at least five (5) months prior to the expiration of the original term or first extension term, as the case may be; provided, however, that if either party fails to designate an appraiser within the time period specified, then the appraiser who is designated shall conclusively determine the Fair Market Rental. If two (2) appraisers are designated, then they shall submit within thirty (30) days after the second thereof has been designated their appraisals of the Fair Market Rental. Each appraiser shall prepare a written appraisal report that shall conform with the standard of professional practice of the American Institute of Real Estate Appraisers. Landlord and Tenant intend that the "Fair Market Rental" shall be deemed to be the rent per square foot of rentable area of industrial/office space that is then being charged for similar space located in buildings in the area of the Building that are comparable in quality and offer similar amenities to the Building and involving leases with similar terms and conditions (including, but not limited to, free rent, brokerage commissions, and all other monetary and nonmonetary concessions), and involving the use of the premises for the permitted uses hereunder, but shall not include value added by alterations and/or improvements made by Tenant, at Tenant's expense. The industrial office spaces used for comparison shall be comparable in size, quality and design to the Property, and such industrial office spaces used for comparison shall be comparable to the Property with respect to their location within such buildings, the quality and quantity of tenant improvements installed at each landlord's expense, the services provided by each landlord to such tenant, and the financial strength of Tenant.

       Should the two appraisers be unable to agree within said thirty (30) days, the two appraisers shall each submit an independent written appraisal and together they shall designate one additional person as appraiser within five (5) days following the expiration of said 30-day period; provided, however, that if the difference between the two appraisals is five percent (5%) or less of the lowest appraisal, then an additional appraiser shall not be designated and the Fair Market Rental shall equal the average of the two appraisals that are submitted. The third appraiser shall submit an independent written appraisal within thirty (30) days following his or her appointment. If the two appraisers cannot agree upon a third appraiser, then either party hereunder may request that a judge of a Dallas State District Court appoint such third appraiser. The Fair Market Rental shall be equal to the average of the two written appraisals which are closest, and the third appraisal shall be disregarded. Each party shall bear the cost of the appraiser appointed by it and the parties shall share equally in the cost of the third appraiser. No person shall be appointed or designated an appraiser unless he or she is an independent appraiser who is a currently certified member of the American Institute of Real Estate Appraisers (with

                                                    Tenant JJ  Landlord JH     5

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MAI designation) and unless he or she has at least five (5) years experience as an appraiser in Dallas County. The third appraiser shall not have ever been employed (full-time or part-time or on a consulting basis) by Landlord or Tenant. In the event that the Fair Market Rental is not established before the commencement of the extended term, Tenant shall continue to pay the Base Rent in effect at the end of the original term or first extension term, as the case may be, and when the Fair Market Rental has been established, the new Base Rent shall be retroactively effective as of the beginning of the extended term and Tenant shall pay Landlord any deficiency within thirty (30) days after the establishment of the new Base Rent.

     Section 2.05. Building Expansion. Tenant will have the right to require Landlord to expand the Building upon the terms and conditions set forth on Exhibit "B" attached hereto and made a part hereof for all purposes.

     Section 2.06. Holding Over. Tenant shall vacate the Property upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages which Landlord incurs from Tenant's delay in vacating the Property. If Tenant does not vacate the Property upon the expiration or earlier termination of the Lease and Landlord thereafter accepts rent from Tenant, Tenant's occupancy of the Property shall be a "month to month" tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the Base Rent then in effect shall be increased by fifty percent (50%).

ARTICLE THREE: BASE RENT.

     Section 3.01. Time and Manner of Payment. On the first day of the second month of the Lease Term and each month thereafter, Tenant shall pay Landlord the Base Rent, in advance, without offset, deduction or prior demand. The Base Rent shall be payable at Landlord's address or at such other place as Landlord may designate in writing,

     Section 3.02. Security Deposit. Upon the execution of this Lease, and as the Security Deposit under this Lease, Tenant shall deliver to Landlord an executed original irrevocable standby letter of credit ("L.C.") in the amount of $144,333.33, in favor of Landlord, such L.C. to have a term commencing on the execution of this Lease and ending no less than twelve (12) months from the date of execution of this Lease (subject to the L.C. extension requirement hereinafter specified). The L.C. may be drawn upon and used upon each occurrence of any event of default which remains uncured after applicable notice and cure periods; Landlord may use all or part of the L.C. to pay past due rent or other payments due Landlord under this Lease, or to cure any other defaults of Tenant under this Lease without prejudice to any other remedy provided herein or provided by law. Such L.C. shall be issued in a form and by a National Banking Association or other financial institution (located within the continental United States of America, and if not located in Dallas, Texas, must either agree in the L.C. to accept presentation of required material for drawing purposes by Federal Express or other overnight courier, or have a correspondent bank in Dallas, Texas at which the L.C. may be presented for payment(s)) (hereinafter the "Issuer"), acceptable to Landlord. With respect to any default occurring during the term of the Lease, which remains uncured following applicable notice and cure periods,

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Landlord shall have the right to proceed against the total L.C. at the sole discretion of Landlord regarding items and the amounts to be drawn upon relating to any default by Tenant; provided, however, that any drawn amounts not properly applied by Landlord in accordance with this Section 3.02 shall be deposited and maintained by Landlord in a separate bank account on account of Tenant's Security Deposit obligations hereunder. If Landlord uses any part of the L.C., Deposit, Tenant shall restore the L.C. to its full amount within ten (10) days after Landlord's written request. Tenant's failure to do so shall be a material default under this Lease. No interest shall be paid on any portion of the L.C. converted to cash pursuant to the provisions hereof. In the event of the sale of the Property, Landlord will have the obligation to transfer the Security Deposit, both the L.C. and any cash proceeds thereof, to the vendee, provided such vendee agrees in a writing delivered to Tenant to accept and hold the same in compliance with the terms hereof, in accordance with Section 11. The L.C. shall contain the following terms and conditions:

1. The L.C. shall be deemed to be automatically extended without amendment from year to year, with renewal occurring annually, from the date of its issuance or any future expiration date unless at least 30 days prior to any future expiration date the bank notifies Landlord, in writing, by certified mail, return receipt requested, that the issuer intends not to renew the L.C. for an additional year.

2. In the event the L.C. is not extended at least 30 days prior to its then stated expiration date and will therefore expire by its terms and the Lease, including any or all extensions or renewals, has not expired, then (unless Tenant has, prior to drafting by Landlord, deposited with Landlord cash or a substitute L.C. in the amount of the Security Deposit) Landlord shall be allowed to draft upon issuer for the full amount of the L.C., subject to the terms and provisions hereinabove set forth.

3. The L.C. shall be subject to the "Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500.

4.     The amount of the L.C. shall be payable at sight to Landlord within three
(3) business days of presentation of the sight draft, in whole or partial drawings; upon presentation to the issuer of the following documents:

       a. Landlord's written demand for payment making reference to the date and number of the L.C.;

       b. Landlord's signed certificate that the amount drawn is required to satisfy an event of default which has remained uncured beyond applicable notice and grace periods, as set forth in the Lease, or that Tenant has failed to deposit cash or a substitute L.C. as required under subsection 2 above; and

       c. The original L.C. for endorsement of the amount paid and if the draft is for the full amount the L.C. is to be surrendered to the issuer.

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5.     The issuer shall not modify the L.C. without prior written consent of the
Landlord. An extension of the L.C. shall not be deemed a modification under the above provisions.

6. Landlord shall have the right to assign and transfer its right and interests in the L.C. only to a purchaser of the Project; provided such purchaser issues a written receipt therefor delivered to Tenant.

       Section 3.03. Termination; Advance Payments. Upon termination of this Lease under Article Seven (Damage or Destruction), Article Eight (Condemnation) or any other termination not resulting from Tenant's default, and after Tenant has vacated the Property in the manner required by this Lease, Landlord shall refund or credit to Tenant (or Tenants successor) the unused portion of the Security Deposit, any advance rent or other advance payments made by Tenant to Landlord, and any amounts paid for real property taxes and other reserves which apply to any time periods after termination of the Lease.

ARTICLE FOUR:   OTHER CHARGES PAYABLE BY TENANT.

       Section 4.01. Additional Rent. All charges payable by Tenant other than Base Rent are called "Additional Rent." Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent. The term "rent" shall mean Base Rent and Additional Rent.

       Section 4.02. Property Taxes.

       (a) Real Property Taxes. Tenant shall pay all real property taxes on the Property (including without limitation any fees, taxes or assessments against, or as a result of, any tenant improvements installed on the Property by or for the benefit of Tenant) during the Lease Term. Such payment shall be made at least ten (10) days prior to the delinquency date of the taxes. Within such ten (10)-day period, Tenant shall furnish Landlord with satisfactory evidence that the real property taxes have been paid. Landlord shall reimburse Tenant for any real property taxes paid by Tenant covering any period of time prior to or after the Lease Term. If Tenant fails to pay the real property taxes when due, Landlord may pay the taxes and Tenant shall reimburse Landlord for the amount of such tax payment as Additional Rent. It is understood that Tenant is applying for tax abatement from the appropriate governmental authorities. Landlord agrees to reasonably cooperate at no cost to Landlord.

       (b) Definition of "Real Property Tax." "Real Property Tax" means: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy charge, assessment, penalty or tax imposed by any taxing authority against the Property; (ii) any tax on the Landlord's right to receive, or the receipt of, rent or income from the Property or against Landlord's business of leasing the Property; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency; (iv) any tax imposed upon this transaction or based upon a re-assessment of the Property due to a change of ownership, as defined by applicable law, or other transfer of all or part of Landlord's interest in the Property; (v) any assessments levied with respect to the Property by a property owner's association or otherwise under any applicable restrictive

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covenants of record, and (vi) and any charge or fee replacing any tax previously included within the definition of real property tax. "Real property tax" does not, however, include Landlord's federal or state income, franchise, inheritance or estate taxes.

       (c) Joint Assessment. If the Property is not separately assessed, Landlord shall reasonably determine Tenant's share of the real property tax payable by Tenant under Paragraph 4.02(a) from the assessor's worksheets or other reasonably available information. Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement.

       (d)    Personal Property Taxes.

              (i) Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall try to have personal property taxed separately from the Property.

              (ii) If any of Tenant's personal property is taxed with the Property, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

       Section 4.03. Utilities. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Property.

       Section 4.04. Insurance Policies.

       (a) Liability Insurance. During the Lease Term, Tenant shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Property. Tenant shall name Landlord as an additional insured under such policy. The initial amount of such insurance shall be ONE MILLION DOLLARS ($1,000,000.00) per occurrence and shall be subject to reasonable periodic increase based upon inflation, increased liability awards, recommendation of Landlord's professional insurance advisers and other relevant factors. The liability insurance obtained by Tenant under this Paragraph 4.04(a) shall (i) be primary and non-contributing; (ii) contain cross-liability endorsements; and
(iii) insure Landlord against Tenant's performance under Section 5.05, if the matters giving rise to the indemnity under Section 5.05 result from the negligence of Tenant. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligations under this Lease. Landlord may also obtain comprehensive public liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Property. The policy obtained by Landlord shall not be contributory and shall not provide primary insurance.

       (b) Property and Rental Income Insurance. During the Lease Term, Landlord shall maintain policies of insurance covering loss of or damage to the Property in the full amount

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of its replacement value. Such policy shall contain an Inflation Guard
Endorsement and shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which Landlord deems reasonably necessary. Landlord shall have the right to obtain flood and earthquake insurance if required by any lender holding a security interest in the Property. Landlord shall not obtain insurance for Tenant's fixtures or equipment or building improvements installed by Tenant on the Property. During the Lease Term, Landlord shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one (1) year's Base Rent, plus estimated real property taxes and insurance premiums. Tenant shall be liable for the payment of any deductible amount under Landlord's or Tenant's insurance policies maintained pursuant to this Section 4.04, in an amount not to exceed TWENTY THOUSAND DOLLARS ($20,000.00). Tenant shall not do or permit anything to be done which invalidates any such insurance policies.

       (c) Payment of Premiums. Subject to Section 4.08, Tenant shall pay all premiums for the insurance policies described in Paragraphs 4.04(a) and (b) (whether obtained by Landlord or Tenant) within fifteen (15) days after Tenant's receipt of a copy of the premium statement or other evidence of the amount due. If insurance policies maintained by Landlord cover improvements on real property other than the Property, Landlord shall deliver to Tenant a statement of the premium applicable to the Property showing in reasonable detail how Tenant's share of the premium was computed. If the Lease Term expires before the expiration of an insurance policy maintained by Landlord, Tenant shall be liable for Tenant's prorated share of the insurance premiums. Before the Commencement Date, Tenant shall deliver to Landlord a copy of any policy of insurance which Tenant is required to maintain under this Section 4.04. At least thirty (30) days prior to the expiration of any such policy, Tenant shall deliver to Landlord a renewal of such policy. As an alternative to providing a policy of insurance, Tenant shall have the right to provide Landlord a certificate of insurance, executed by an authorized officer of the insurance company, showing that the insurance which Tenant is required to maintain under this Section 4.04 is in full force and effect and containing such other information which Landlord reasonably requires.

       (d)    General Insurance Provisions.

              (i) Any insurance which Tenant is required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days' written notice prior to any cancellation or modification of such coverage.

              (ii) If Tenant fails to deliver a policy, certificate or renewal to Landlord required under this Lease within the prescribed time period or if any such policy is canceled or modified during the Lease Term without Landlord's consent, and if Tenant does not cure such failure within ten (10) days after written notice thereof from Landlord, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord for the cost of such insurance within fifteen (15) days after receipt of a statement that indicates the cost of such insurance.

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              (iii)  Tenant shall maintain all insurance required under this
Lease with companies holding a "General Policy Rating" of A-8 or better, as set forth in the most current issue of "Best Key Rating Guide". Landlord and Tenant acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 4.04 may not be available in the future. Tenant acknowledges that the insurance described in this Section 4.04 is for the primary benefit of Landlord. If at any time during the Lease Term, Tenant is unable to maintain the insurance required under the Lease, Tenant shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant's type of business, as that coverage may change from time to time. Landlord makes no representation as to the adequacy of such insurance to protect Landlord's or Tenant's interests. Therefore, Tenant shall obtain any such additional property or liability insurance which Tenant deems necessary to protect Landlord and Tenant.

              (iv) Unless prohibited under any applicable insurance policies maintained, Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. Upon obtaining the required policies of insurance, Landlord and Tenant shall give notice to the insurance carriers of this mutual waiver of subrogation.

       Section 4.05.  Common Areas.  Use, Maintenance and Costs.

       (a) Common Areas. As used in this Lease, "Common Areas" shall mean all parking areas, driveways, sidewalks, loading areas, access roads, alleys, corridors, landscaping and planted areas, and grounds surrounding the Building, as shown on the site plan referenced in Section 6.02(a) .

       (b) Use of Common Areas. Tenant shall have the exclusive right to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations as Landlord may establish from time to time and to Landlord's rights to enter upon the Property in accordance with the terms and provisions of this Lease and for the performance of Landlord's duties under this Lease. Tenant shall abide by such rules and regulations and shall use its best effort to cause others who use the Common Areas with Tenant's express or implied permission to abide by Landlord's rules and regulations.

       (c) Maintenance of Common Areas. Landlord shall maintain the Common Areas in good order, condition and repair, in Landlord's reasonable discretion, as a first-class industrial/commercial real property development. Tenant shall pay all costs incurred by Landlord for the operation and maintenance of the Common Areas in accordance with the provisions of Section 4.08. Common Area costs include, but are not limited to, costs and expenses for the following: gardening and landscaping; utilities, water and sewage charges; maintenance of signs (other than tenants' signs); maintenance of the exterior of the Building (including painting); premiums for liability, property damage, fire and other types of casualty

                                                    Tenant JJ  Landlord JH    11
insurance on the Common Areas and all Common Area improvements; all property taxes and assessments levied on or attributable to the Common Areas and all Common Area improvements; all personal Property taxes levied on or attributable to personal property used in connection with the Common Areas; straight-line depreciation on personal property owned by Landlord which is consumed in the operation or maintenance of the Common Areas; rental or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Common Areas; fees for required licenses and permits; repairing, resurfacing, repaving, maintaining, painting, lighting, cleaning, refuse removal, security and similar items and any other maintenance, repair or replacement items normally associated with the foregoing.; and reserves for roof replacement and exterior painting and other appropriate reserves. Landlord may cause any or all of such services to be provided by third parties and the cost of such services shall be included in Common Area Costs. Common Area costs shall not include (i) depreciation of real property which forms part of the Common Area, or (ii) those costs set forth on Exhibit "C" attached hereto.

       Section 4.06. Late Charges. Tenant's failure to pay rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Property. Therefore, if Landlord does not receive any rent payment within ten
(10) days after it becomes due, Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment. Notwithstanding the foregoing, Landlord will waive the late charge two times during each calendar year, on a non-cumulative basis.

       Section 4.07. Interest on Past Due Obligations. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law. Notwithstanding the foregoing, Landlord will waive the interest charge two times during each calendar year, on a non-cumulative basis.

       Section 4.08. Impounds for Insurance Premiums, Real Property Taxes and Common Area Costs. Notwithstanding anything in this Lease to the contrary, Tenant agrees to pay as Additional Rent (1) all real property taxes as defined in Section 4.02, (2) any utilities for the Common Areas not separately metered to Tenant, (3) the cost of insurance policies under Section 4.04, and (4) Landlord's costs incurred pursuant to Section 4.05(c) (such costs and expenses being referred to herein as "common area expenses"). During each month of the Term of this Lease, on the same day that Base Rent is due hereunder, Tenant will escrow with Landlord an amount equal to one-twelfth (1/12th) of the annual cost of such items, as reasonably estimated by Landlord. Tenant authorizes Landlord to use the funds deposited with Landlord under this Section 4.08 to pay such costs. The initial monthly escrows set forth below are based

                                                    Tenant JJ  Landlord JH    12
upon the estimated amounts for the first year of the Lease Term, and will be increased or decreased annually to reflect the projected actual costs of all such items. If Tenant's total escrow payments are less than the actual cost of all such items, Tenant will pay the difference to Landlord within thirty (30) days after demand. If the total escrow payments of Tenant are more than the actual amount of all such items, Landlord will retain such excess and credit it against Tenant's next annual escrow payments, or at Tenant's option refund such excess to Tenant. The amount of the initial estimated monthly escrow payments are as follows:


       (a)   Real Estate Taxes as set forth in Section 4.02 ....................  $ 23,000.00
       (b)   Insurance as set forth in Section 4.04 ............................  $  1,000.00
       (c)   Common area expenses as set forth in Section 4.05(c) ..............  $  5,333.33
                                                                                  -----------
             (Includes management fee under Section 4.09)

             Total initial estimated monthly escrow ............................  $ 29,333.33


       Section 4.09. Management Fees. Tenant shall reimburse Landlord monthly for management fees incurred by Landlord in connection with the Property in the amount of two percent (2%) of the monthly rent for each month of the Lease Term.

       Section 4.10. Audit. Within nine (9) months of the end of any calendar year, Tenant shall be entitled to inspect the invoices and statements relating to Landlord's cost of operating and maintaining common areas or common facilities, at Landlord's office or at the office of Landlord's managing agent, upon prior reasonable notice and during Landlord's normal business hours. Tenant may also request that Landlord furnish copies of invoices and statements related to Landlord's costs of operating and maintaining common areas or common facilities. Any information provided to Tenant by virtue of this Section 4.10 and the results of any audit performed by Tenant shall be kept by Tenant in confidence and not revealed to any third party (other than to its attorneys and accountants) except as may be required by law or by order of a court of competent jurisdiction. If Tenant's audit reflects any discrepancy in the amounts reported by Landlord, Landlord and Tenant shall promptly make any necessary adjustments. If Tenant's audit reflects that Landlord has misstated the actual amounts by more than ten percent (10%), Landlord shall reimburse Tenant for the reasonable cost of the audit, up to $1,500.00.

ARTICLE FIVE:        USE OF PROPERTY.

       Section 5.01. Permitted Uses. Tenant may use the Property only for the Permitted Uses set forth in Section 1.06 above.

       Section 5.02. Manner of Use. Tenant shall not cause or permit the Property to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, or which constitutes a nuisance or waste. Landlord shall obtain and pay for all permits, including a Certificate of Occupancy, required for Tenant's occupancy of the Property and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Property as of the Commencement Date, including the Occupational Safety and Health Act and the Americans With Disabilities Act and Texas Accessibility statutes.

                                                    Tenant JJ  Landlord JH    13

       Section 5.03. Hazardous Materials. As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations, including, without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Property by Tenant, its agents, employees, contractors, sublessees without the prior written consent of Landlord. Landlord shall be entitled to take into account such other factors or facts as Landlord may reasonably determine to be relevant in determining whether to grant or withhold consent to Tenant's proposed activity with respect to Hazardous Material. In no event, however, shall Landlord be required to consent to the installation or use of any storage tanks on the Property.

       Section 5.04. Signs and Auctions. Subject to applicable governmental requirements and restrictions and written approval of Landlord, not to be unreasonably withheld, delayed or conditioned, Tenant will have the right, at Tenant's sole cost and expense, subject to the allowance specified in Section 1.15, to place signage on the Building facia. Tenant may install signs as shown on Exhibit "D" attached hereto.

       Section 5.05. Indemnity. Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs, claims or liability arising from: (a) Tenant's use of the Property; (b) the conduct of Tenant's business or anything else done or permitted by Tenant to be done in or about the Property, including any contamination of the Property or any other property resulting from the presence or use of Hazardous Material caused or permitted by Tenant; (c) any breach or default in the performance of Tenant's obligations under this Lease;
(d) any misrepresentation or breach of warranty by Tenant under this Lease; or
(e) other acts or omissions of Tenant. Tenant shall defend Landlord against any such cost, claim or liability at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in connection with any such claim. As a material part of the consideration to Landlord, Tenant assumes all risk of damage to property or injury to persons in or about the Property arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord's negligence or willful misconduct. As used in this Section, the term "Tenant" shall include Tenant's employees, agents, contractors and invitees, if applicable.

       Section 5.06. Landlord's Access. Landlord or its agents may enter the Property during regular business hours with an escort provided by Tenant, to show the Property to potential buyers, investors or tenants or other parties (provided, that Landlord may not directly or indirectly bring any of Tenant's business competitors into the Property); to do any other act or to inspect and conduct tests in order to monitor Tenant's compliance with all applicable environmental laws and all laws governing the presence and use of Hazardous Material; or for

                                                    Tenant JJ  Landlord JH    14
any other purpose Landlord deems necessary. Landlord shall give Tenant prior notice of such entry, except in the case of an emergency. During the last twelve months of the Lease Term, as the Lease Term may be extended, Landlord may place customary "For Sale" or "For Lease" signs on the Property.

       Section 5.07. Quiet Possession. If Tenant pays the rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Property for the full Lease Term, subject to the provisions of this Lease.

ARTICLE SIX:         CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND
                     ALTERATIONS

       Section 6.01. Existing. Subject to Landlord's obligations with respect to construction of the Building and the Leasehold Improvements (hereinafter defined) pursuant to Section 6.02, Tenant accepts the Property in its condition as of the execution of the Lease, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Except as expressly provided herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or the suitability of the Property for Tenant's intended use. Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Property and is not relying on any representations of Landlord or any Broker with respect thereto. If Landlord or Landlord's Broker has provided a Property Information Sheet or other Disclosure Statement regarding the Property, a copy is attached as an exhibit to the Lease.

       Section 6.02. Construction of Improvements.

       (a) Landlord agrees at Landlord's sole cost and expense, to construct the approximately 400,000 square foot Building and associated improvements (collectively, the "Building Improvements") on the Land in accordance with the site plan and building specifications attached hereto as Exhibit "E" (collectively the "Building Plans"). Landlord covenants that on the Commencement Date the Building Improvements will comply with (i) City of Mesquite Fire and Building Codes, (ii) State of Texas Accessibility Standards, (iii) Americans with Disability Act legislation, and (iv) be of quality similar to other Class A office/warehouse buildings in the Mesquite, Texas, area.

       (b) Promptly after mutual approval of the Leasehold Improvement Plans, Landlord will apply for a building permit for the Building Improvements, enter into a construction agreement with its general contractor and commence construction of the Building Improvements upon issuance of the building permit.

       (c) Tenant will cause the Architect to prepare and submit to Landlord within sixty (60) days after the date hereof, a set of plans and specifications and/or construction drawings (collectively, the "Leasehold Improvement Plans") for Landlord's use in constructing the Leasehold Improvements. Landlord shall have ten (10) days after receipt to approve the Leasehold Improvement Plans or to give reasonable comments to Tenant. If Landlord makes such comments, Tenant shall have five (5) days to revise the Leasehold Improvement Plans and

                                                    Tenant JJ  Landlord JH    15
resubmit them to Landlord. Landlord shall have five (5) days after receipt of the resubmitted Leasehold Improvement Plans to approve the Leasehold Improvement Plans. After Landlord and Tenant have approved the Leasehold Improvement Plans, any subsequent changes to the Leasehold Improvement Plans requested by Tenant shall be at Tenant's sole cost and expense and subject to Landlord's written approval, such approval not to be unreasonably withheld, delayed or conditioned. The parties will cooperate with all due diligence to cause the Leasehold Improvement Plans to be completed and mutually approved on or before August 15, 2000. Such plans must comply with (i) City of Mesquite Fire and Building Codes,
(ii) State of Texas Accessibility Standards, (iii) Americans with Disability Act legislation, and (iv) be of quality similar to other Class A office/warehouse buildings in the Mesquite, Texas, area.

       (d) Promptly after mutual approval of the Leasehold Improvement Plans, Landlord will apply for a building permit for the Leasehold Improvements, enter into a construction agreement with a subcontractor (the "Interior Contractor") in accordance with Section 1.15, and commence construction of the Leasehold Improvements upon issuance of the building permit therefor.

       (e) The Leasehold Improvements and the Building Improvements are herein jointly referred to as the "Improvements". Landlord will use reasonable diligence to substantially complete the Improvements by November 15, 2000 (exclusive of landscaping, which may be completed thereafter as weather allows). Any increased costs resulting from any "fast-tracking" will be paid by Landlord. Notwithstanding anything in this Lease to the contrary, the Commencement Date will be the date upon which Landlord has notified Tenant in writing that the Improvements have been substantially completed by Landlord in accordance with the provisions of this Lease and a temporary certificate of occupancy has been issued. As used herein, the term "substantial completion" of the Improvements will mean that, in the reasonable opinion of Landlord's architect, such improvements have been completed in accordance with the Building Plans and the Leasehold Improvement Plans, subject only to completion of minor punch list items, and a temporary certificate of occupancy is issued for the Property by the appropriate governmental authority. Landlord agrees to deliver a final certificate of occupancy to Tenant promptly after substantial completion of the Improvements. As soon as the Improvements have been substantially completed, Landlord will notify Tenant in writing. Within ten (10) days thereafter, Tenant will submit to Landlord in writing a punch list of items needing completion or correction. Landlord will use its best efforts to complete such items within thirty (30) days after the receipt of such notice. If Tenant, its employees, agents or contractors cause construction to be delayed, the Commencement Date will be the date that, in the opinion of Landlord's architect, substantial completion would have occurred if such delays ("Tenant Delays") had not taken place. Tenant Delays include, but are not limited to, delays resulting from any of the following:

              (i) Failure of Tenant or its architects, engineers, space planners or others employed by Tenant to timely comply with the schedule for preparation of the Leasehold Improvement Plans;

                                                    Tenant JJ  Landlord JH    16

              (ii) If Tenant makes changes either before or during construction of the Improvements if the changes result in the Improvements being substantially completed later than they would have been substantially completed absent such changes; and

              (iii) Landlord's inability to obtain a building permit, certificate of occupancy or other required governmental approval, inspection, license or certificate or any necessary approval of any architectural control committee or other association required under covenants, conditions or restrictions applicable to the Building, and such Inability is due to Tenant's failure to cooperate in the approval process (including Tenant's failure to agree in a timely manner to make changes to the Building Plans and/or the Leasehold Improvement Plans, if and as required by such authorities).

       (f) Subject to Section 6.02(g) below, if the Improvements have not been substantially completed by December 15, 2000, Landlord will not be in default. However, for the period of any delay between December 15, 2000, and the date upon which the improvements are substantially completed (the "Delay Period"), Landlord will provide Tenant with two (2) days of Base Rent abatement for each day of the Delay Period.

       (g)    Landlord's agreement to provide Base Rent abatement pursuant to
Section 6.02(f) is subject to the following conditions:

              (i) This Lease is fully executed by Tenant and delivered to Landlord by May 31, 2000 (it being understood and agreed that the aforesaid December 15, 2000 date will be extended by the amount of any delay between May 31, 2000 and the date of such execution and delivery by Tenant);

              (ii) Tenant approves the Leasehold Improvement Plans in form ready for submittal to the City of Mesquite by August 15, 2000 (it being understood and agreed that the aforesaid December 15, 2000 date will be extended by the amount of any delay between August 15, 2000 and the date of such approval by Tenant); and

              (iii) Landlord will manage the construction of the Leasehold Improvement, which will include entering into an AIA contract with the Interior Contractor for construction of the Leasehold Improvements.

       (h) Notwithstanding anything in this Lease to the contrary, all dates and time periods for Landlord's performance under this Section 6.02 will be subject to extension for the period of any Tenant Delays and delays of the type specified in Section 13.12.

       (i) All Improvements will be owned by Landlord and will remain on the Land at the expiration or early termination of this Lease.

       Section 6.03. Exemption of Landlord from Liability. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares.

                                                    Tenant JJ  Landlord JH    17
merchandise or other property of Tenant. Tenant's employees, invitees, customers or any other person in or about the Property, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause;
(c) conditions arising in or about the Property or upon other portions of the Project, or from other sources or places; or (d) any act or omission of any other tenant of the Project. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section 6.02 shall not, however, exempt Landlord from liability for Landlord's gross negligence or willful misconduct.

       Section 6.04. Landlord's Obligations. Except as provided in Article Seven (Damage or Destruction) and Article Eight (Condemnation), Landlord shall be responsible for the structural soundness of the Building including replacement of the roof as well as repair to the foundation and exterior walls. However, Landlord shall not be obligated to maintain or repair windows, doors, plate glass or the interior surfaces of exterior walls. Tenant will immediately give Landlord written notice of defect or need for repairs required per the terms of this Lease, after which Landlord will repair same or cure such defect within thirty (30) days after receiving written notice from Tenant unless such cure cannot reasonably be accomplished within such thirty (30) days, in which case Landlord will have such additional time as is reasonably necessary to accomplish such cure provided Landlord promptly commences and diligently prosecutes such cure to completion. Landlord's liability with respect to any defects, repairs, replacements and maintenance for which Landlord is responsible hereunder will be limited to the cost of such repairs or maintenance or the curing of such defects. Tenant waives the benefit of any statute in effect now or in the future which might give Tenant the right to make repairs at Landlord's expense or to terminate this Lease due to Landlord's failure to keep the Property in good order, condition and repair.

       Section 6.05. Tenant's Obligations.

       (a) Except as provided in Section 6.04, Article Seven (Damage Destruction) and Article Eight (Condemnation), and except for Landlord's express obligations under the Lease and for normal wear and tear, Tenant shall keep all portions of the Property (including, nonstructural, interior, systems and equipment) in good order, condition and repair (including interior repainting and refinishing, as needed). If any portion of the Property or any system or equipment in the Property which Tenant is obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Property or system or equipment or equipment in the Property. Tenant shall maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system by a licensed heating and air conditioning contractor. If any part of the Property is damaged by any act or omission of Tenant, Tenant shall pay Landlord the cost (net of any insurance recovery by Landlord) of repairing or replacing such damaged property, whether or not Landlord would otherwise be obligated to pay the cost of maintaining or repairing such property. It is the intention of Landlord and Tenant that at all times Tenant shall maintain the portions of the Property which Tenant is obligated to maintain in an attractive, first class and fully operative

                                                    Tenant JJ  Landlord JH    18
condition, normal wear and tear, obligations which are the express responsibility of Landlord, fire, casualty and condemnation excepted.

       From time to time upon written request of Tenant, Landlord will furnish Tenant a written list of maintenance and repair contractors approved by Landlord for the performance of HVAC, plumbing, electrical, and mechanical (including overhead doors) work in the Property. If Tenant has difficulty in obtaining response/service from any such contractors, Tenant may so advise Landlord, and Landlord will promptly assist Tenant in attempting to cause such contractors to diligently respond and perform by direct telephone contact and other reasonable means typically employed by Landlord to obtain appropriate service from its contractors. Further, within 30 days following the Commencement Date, Landlord will advise Tenant of the cost and specifications of any available extended or "full-service" HVAC warranties for Tenant's consideration.

       (b)    Tenant shall fulfill all of Tenant's obligations under this
Section 6.05, at Tenant's sole expense. If Tenant fails to maintain, repair or replace the Property as required by this Section 6.05, Landlord may, upon ten
(10) days' prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Property and perform such maintenance or repair (including replacement, as needed) on behalf of the Tenant. In such case, Tenant shall reimburse Landlord for all costs incurred in performing such maintenance or repair immediately upon demand.

       (c) Landlord agrees that if a defect in materials or workmanship in the initial construction of the Building or the Leasehold improvements ("Defect") is discovered by Tenant on or prior to the first anniversary of the date of substantial completion of the Leasehold Improvements ("First Anniversary"), Tenant shall give Landlord written notice thereof ("Defect Notice") on or prior to the First Anniversary (time being of the essence with respect thereto). If Landlord receives a Defect Notice prior to the First Anniversary, Landlord shall, at its sole expense, cause such Defect to be repaired or remedied. Notwithstanding the foregoing, nothing contained in this
Section 6.05(c) shall (i) require Landlord to repair or remedy any Defect to the extent such repair or remediation is necessitated due to the negligence, or intentional acts or omissions of, or misuse of the item requiring such repair or remediation by, Tenant or its employees, agents, contractors or invitees; (ii) require Landlord to repair or remedy any Defect if the coverage afforded by any warranty or maintenance/service contract relating to the item in question has been impaired or invalidated by Tenant or its employees, agents, contractors or invitees; (iii) require Landlord to repair or remedy any Defect with respect to which a Defect Notice is not received by Landlord on or prior to the First Anniversary; (iv) give Tenant any defense to the payment when due of, or the right to offset any amounts against, Base Rent, Additional Rent or other amounts due from Tenant to Landlord hereunder; or (v) be enforceable against any mortgagee of Landlord who succeeds to the interest of Landlord in the Property as a result of foreclosure of any mortgage or deed of trust affecting the Property (or as a result of a conveyance in lieu of foreclosure). Landlord may satisfy its obligations under this Section 6.05(c) by electing to proceed under any manufacturers' and construction warranties provided to Landlord in connection with the construction of the Leasehold Improvements and/or under the maintenance/service contracts required to be carried by Tenant under Section 6.05(a) hereof and Tenant hereby agrees to cooperate with Landlord in securing the performance by any

                                                    Tenant JJ  Landlord JH    19
manufacturer, contractor or contractor of the work required to be performed by it under any such maintenance/service contractor of the work required to be performed by it under any such maintenance/service contract.

       Section 6.06. Alterations, Additions, and Improvements.

       (a) Tenant shall not make any alterations additions, additions or improvements to the Property (other than the Leasehold Improvements to be constructed in accordance with the terms and conditions set forth in Section 6.02(c)) without the prior written consent of Landlord (which consent shall not be unreasonably withheld, delayed or conditioned as to interior, non-structural alterations); provided, however, Tenant may, without Landlord's consent, make alterations which are nonstructural in character and the cost of which does not exceed $100,000 during any calendar year of the Term of the Lease ("Permitted Non-Structural Alterations"). Tenant, at its own cost and expense, may erect such shelves, bins, machinery and trade fixtures as it desires. Notwithstanding the foregoing, the installation of such shelves, bins, machinery, trade fixtures and all alterations, additions and improvements, including without limitation Permitted Non-Structural Alterations, shall be subject to the conditions that: (i) such items do not alter the basic character of the Property; (ii) such items do not overload or damage the Property; (iii) such items may be removed without injury to the Property; and (iv) the construction, erection or installation thereof complies with all applicable governmental laws, ordinances, regulations and with Landlord's specifications and requirements. All alterations, additions, improvements and partitions erected by Tenant shall be and remain the property of Tenant during the Term of this Lease. All shelves, bins, machinery and trade fixtures installed by Tenant (other than the Leasehold Improvements to be constructed in accordance with the terms and conditions set forth on Exhibit "C") shall be removed on or before the earlier to occur of the date of termination of this Lease or vacating of the Property by Tenant, at which time Tenant shall restore the Property to the condition as existed upon completion of the initial Leasehold Improvements, reasonable wear and tear excepted. All alterations, installations, removals and restoration shall be performed in a good and workmanlike manner so as not to damage or alter the primary structure or structural qualities of the Building and other improvements situated on the Property. Notwithstanding anything to the contrary contained herein, but subject to the provisions of Section 6.06(b), it is agreed that the use of and access to the roof of the Building is expressly reserved to Landlord and is expressly denied to Tenant (except in order to permit Tenant to discharge its obligations to repair, maintain and service the HVAC unit situated on the roof of the Building or to comply with Tenant's other obligations under this Lease). Subject to Section 6.06(b), Tenant shall not penetrate the roof of the Building in any manner, nor install or construct any alterations, additions or improvements thereon, nor otherwise use or occupy the roof at any time during the Term hereof (except such use and occupation of the roof as is necessary in order to permit Tenant to comply with the provisions of this Lease).

       (b) Tenant shall have the right to install satellite and/or microwave antenna on the roof of the Building and elsewhere in the Building for the reception and transmission of electromagnetic signals. Tenant shall be responsible at Tenant's sole cost and expense for the cost of installation and maintenance of such equipment. Landlord shall have the right to approve the location, method of installation, size and shielding requirements, such approval not to be

                                                    Tenant JJ  Landlord JH    20
unreasonably withheld, delayed or conditioned; provided that any roof penetrations shall be performed by Landlord's roofing contractor, at Tenant's expense, in such manner as not to adversely affect the roof guarantee. Such installation and use shall be subject to all required government approvals and shall not interfere with Building systems.

       (c) Tenant shall pay when due all claims for labor and material furnished to the Property. Tenant shall give Landlord at least twenty (20) days' prior written notice of the commencement of any work on the Property, regardless of whether Landlord's consent to such work is required. Landlord may elect to record and post notices of non-responsibility on the Property.

       Section 6.07. Condition upon Termination. Upon the termination of the Lease, Tenant shall surrender the Property to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Seven (Damage or Destruction). In addition, Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord's consent), prior to the expiration of the Lease and to restore the Property to its prior condition, all at Tenant's expense; provided that Landlord must advise Tenant in writing at the time Landlord approves any such alterations if Landlord's approval is conditioned upon Tenant's removal of such alterations upon the expiration or earlier termination of this Lease; otherwise, Tenant will not be required to remove such alterations. With respect to alterations that do not require Landlord's approval, unless Tenant obtains Landlord's waiver of the removal and restoration requirement prior to commencing construction, Landlord will have the right to require Tenant to remove the alterations and restore as aforesaid. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant's machinery or equipment which can be removed without material damage to the Property. Tenant shall repair, at Tenant's expense, any damage to the Property caused by the removal of any such machinery or equipment. In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord's property) without Landlord's prior written consent; any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment and decorations.

ARTICLE SEVEN:       DAMAGE OR DESTRUCTION

       Section 7.01. Partial Damage to Property.

       (a) Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Property. If in the opinion of Landlord's architect or engineer the damage can be repaired or restored within six (6) months and if the proceeds received by Landlord from the insurance policies described in Paragraph 4.04(b) are sufficient to pay for the necessary repairs,

                                                    Tenant JJ  Landlord JH    21
this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. Landlord may elect (but is not required) to repair any damage to Tenant's fixtures, equipment, or improvements.

       (b) If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which Landlord maintains under Paragraph 4.04(b), or if in the opinion of Landlord's architect or engineer the damage cannot be repaired or restored within six (6) months, Landlord may elect either to (i) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or (ii) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate the Lease. If Landlord elects to repair the damage, Tenant shall pay Landlord the "deductible amount" (if any), but not to exceed $20,000,00, under Landlord's insurance policies. If Landlord elects to terminate the Lease, Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the Property and any building in which the Property is located. Tenant shall pay the cost of such repairs, except that upon satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant. Tenant shall give Landlord written notice of such election within ten (10) days after receiving Landlord's termination notice. Notwithstanding anything herein to the contrary, if Landlord elects to repair the damage in accordance with the provisions hereof, and if the damage is not repaired or restored within six (6) months after the date of the casualty, then Tenant may terminate this Lease by giving Landlord written notice thereof at any time prior to completion of Landlord's repair and restoration obligations hereunder.

       (c) If the damage to the Property occurs during the last six (6) months of the Lease Term and such damage will require more then thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within thirty (30) days after Tenant's notice to Landlord of the occurrence of the damage.

       Section 7.02. Substantial or Total Destruction. If the Property is substantially or totally destroyed by any cause whatsoever (i.e., the damage to the Property is greater than partial damage as described in Section 7.01), and regardless of whether Landlord receives any insurance proceeds, this Lease shall terminate as of the date the destruction occurred. Notwithstanding the preceding sentence, if the Property can be rebuilt within six (6) months after the date of destruction, Landlord may elect to rebuild the Property at Landlord's own expense, in which case this Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within thirty (30) days after Tenant's notice of the occurrence of total or substantial destruction. If Landlord so elects, Landlord shall rebuild the Property at Landlord's sole expense, except that if the destruction was caused by an act or omission of Tenant, Tenant shall pay Landlord the difference between the actual cost of rebuilding and any insurance proceeds received by Landlord.

                                                    Tenant JJ  Landlord JH    22

       Section 7.03. Temporary Reduction of Rent. If the Property is destroyed or damaged and Landlord or Tenant repairs or restores the Property pursuant to the provisions of this Article Seven, any rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant's use of the Property is impaired. However, the reduction shall not exceed the sum of one year's payment of Base Rent, insurance premiums and real property taxes. Except for such possible reduction in Base Rent, insurance premiums and real property taxes, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Property,

       Section 7.04. Waiver. Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of the substantial or total destruction of the leased property. Tenant agrees that the provisions of Section 7.02 above shall govern the rights and obligations of Landlord and Tenant in the event of any substantial or total destruction to the Property.

ARTICLE EIGHT:       CONDEMNATION

       If all or any portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called "Condemnation"), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If (i) more than ten percent (10%) of the floor area of the Building is taken, or (ii) parking is reduced below code requirements and is not replaced by Landlord with reasonably suitable replacement parking within sixty (60) days thereafter, or (iii) access to public roads is taken and not replaced by Landlord with reasonably suitable replacement access within sixty (60) days thereafter, and if in the case of (i), (ii) or (iii), whichever is applicable, the Permitted Uses of the Building by Tenant is materially and adversely interfered with, then either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes title or possession). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Property not taken, except that the Base Rent and Additional Rent shall be reduced in proportion to the reduction in the floor area of the Building. Any Condemnation award or payment shall be distributed in the following order: (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Property, the amount of its interest in the Property; (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant's trade fixtures or removable personal property; and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. If this Lease is not terminated, Landlord shall repair any damage to the Property caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair (provided the repair can be completed within six months) at Landlord's expense.

                                                    Tenant JJ  Landlord JH    23

ARTICLE NINE:        ASSIGNMENT AND SUBLETTING

       Section 9.01. Landlord's Consent Required. No portion of the Property or of Tenant's interest in this Lease may be acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord's prior written consent, except as provided in Section 9.02 below. Landlord has the right to grantor withhold its consent as provided in Section 9.05 below. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease. If Tenant is a partnership, any cumulative transfer of more than twenty percent (20%) of the partnership interests shall require Landlord's consent.

       Section 9.02. Tenant Affiliate. Tenant may assign this Lease or sublease the Property, without Landlord's consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger of or consolidation with Tenant ("Tenant's Affiliate"). In such case, any Tenant's Affiliate shall assume in writing all of Tenant's obligations under this Lease.

       Section 9.03. No Release of Tenant. No transfer permitted by this Article Nine, whether with or without Landlord's consent, shall release Tenant or change Tenant's primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of rent from any other person is not a waiver of any provision of this Article Nine. Consent to one transfer is not a consent to any subsequent transfer. If Tenant's transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant's liability under this Lease.

       Section 9.04. Offer to Terminate. If Tenant desires to assign the Lease or sublease the Property, Tenant shall have the right to offer, in writing, to terminate the Lease as of a date specified in the offer. If Landlord elects in writing to accept the offer to terminate within twenty (20) days after notice of the offer, the Lease shall terminate as of the date specified and all the terms and provisions of the Lease governing termination shall apply. If Landlord does not so elect, the Lease shall continue in effect until otherwise terminated and the provisions of Section 9.05 with respect to any proposed transfer shall continue to apply.

       Section 9.05. Landlord's Consent.

       (a)    Tenant's request for consent to any transfer described in Section
9.01 shall set forth in writing the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord deems relevant. Landlord shall have the right to withhold consent, if reasonable, or to grant consent, based on the following factors: (i) the business of the proposed assignee or subtenant and the proposed use of the Property: (ii) the net worth and financial reputation of the proposed assignee or subtenant: (iii) Tenant's compliance with all of its obligations under the Lease: and (iv) such other factors as Landlord may reasonably deem

                                                    Tenant JJ  Landlord JH    24
relevant. If Landlord objects to a proposed assignment solely because of the net worth and/or financial reputation of the proposed assignee, Tenant may nonetheless sublease (but not assign), all or a portion of the Property to the proposed transferee, but only on the other terms of the proposed transfer.

       (b)    If Tenant assigns or subleases, the following shall apply:

              (i) Tenant shall pay to Landlord as Additional Rent under the Lease the Landlord's Share (stated in Section 1.12) of the Profit (defined below) on such transaction as and when received by Tenant, unless Landlord gives written notice to Tenant and the assignee or subtenant that Landlord's Share shall be paid by the assignee or subtenant to Landlord directly. The "Profit" means (A) all amounts paid to Tenant for such assignment or sublease, including "key" money, monthly rent in excess of the monthly rent payable under the Lease, and all fees and other consideration paid for the assignment or sublease, including fees under any collateral agreements, less (B) costs and expenses directly incurred by Tenant in connection with the execution and performance of such assignment or sublease for real estate broker's commissions and costs of renovation or construction of tenant improvements required under such assignment of sublease. Tenant is entitled to recover such cost and expenses before Tenant is obligated to pay the Landlord's Share to Landlord. The Profit in the case of a sublease of less than all the Property is the rent allocable to the subleased space as a percentage on a square footage basis.

              (ii) Tenant shall provide Landlord a written statement certifying all amounts to be paid from any assignment or sublease of the Property within thirty (30) days after the transaction documentation is signed, and Landlord may inspect Tenant's books and records to verify the accuracy of such statement. On written request, Tenant shall promptly furnish to Landlord copies of all the transaction documentation, all of which shall be certified by Tenant to be complete, true and correct. Landlord's receipt of Landlord's Share shall not be consent to any further assignment or subletting. The breach of Tenant's obligation under this Paragraph 9.05(b) shall be a material default of the Lease.

       Section 9.06. No Merger. No merger shall result from Tenant's sublease of the Property under this Article Nine, Tenant's surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies.

       Section 9.07. Security Interest. Tenant may grant a security interest and/or lien in Tenant's trade fixtures, equipment, furnishings and personal property installed by Tenant in the Property.

                                                    Tenant JJ  Landlord JH    25

ARTICLE TEN:         DEFAULTS; REMEDIES

       Section 10.01. Covenants and Conditions. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenants right to continue in possession of the Property is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

       Section 10.02. Defaults. Tenant shall be in material default under this
Lease:

       (a) If Tenant abandons the Property for greater than 6 months without giving Landlord at least fifteen (15) days advance written notice;

       (b) If Tenant fails to pay rent or any other charge within ten (10) days after written notice from Landlord that same is due;

       (c) If Tenant fails to perform any of Tenants non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30)-day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant's failure to perform constitutes a non-curable breach of this Lease. The notice required by this Paragraph is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

       (d) (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the rent payable by Tenant under this Lease.

       (e) If any guarantor of the Lease revokes or otherwise terminates, or purports to revoke or otherwise terminate, any guaranty of all or any portion of Tenant's obligations under the Lease. Unless otherwise expressly provided, no guaranty of the Lease is revocable.

       Section 10.03. Remedies. On the occurrence of any material default by Tenant, Landlord may, at anytime thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

                                                    Tenant JJ  Landlord JH    26

       (a) Terminate Tenant's right to possession of the Property by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Property to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which Landlord had earned at the time of the termination: (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Landlord would have earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, and other charges which Tenant would have paid for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Property after such default, the cost of recovering possession of the Property, expenses of reletting, including necessary renovation or alteration of the Property, Landlord's reasonable attorneys' fee incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the "worth at the time of the award" is computed by discounting to present value unpaid amounts at the rate of fifteen percent (15%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subpart (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant has abandoned the Property, Landlord shall have the option of
(i) retaking possession of the Property and recovering from Tenant the amount specified in this Paragraph 10.03(a), or (ii) proceeding under Paragraph 10.03(b);

       (b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Property. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due;

       (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located.

       Section 10.04. Repayment of "Free" Rent. If this Lease provides for a postponement of any monthly rental payments, a period of "free" rent or other rent concession, such postponed rent or "free" rent is called the "Abated Rent". Tenant shall be credited with having paid all of the Abated Rent on the expiration of the Lease Term only if Tenant has fully, faithfully, and punctually performed all of Tenant's obligations hereunder, including the payment of all rent (other than the Abated Rent) and all other monetary obligations and the surrender of the Property in the physical condition required by this Lease. Tenant acknowledges that its right to receive credit for the Abated Rent is absolutely conditioned upon Tenant's full, faithful and punctual performance of its obligations under this Lease. If Tenant defaults and does not cure within any applicable grace period, the Abated Rent shall immediately become due and payable in full and

                                                    Tenant JJ  Landlord JH    27
this Lease shall be enforced as if there were no such rent abatement or other rent concession. In such case, Abated Rent shall be calculated based on the full initial rent payable under this Lease.

       Section 10.05. Automatic Termination. Notwithstanding any other term or provision hereof to the contrary, the Lease shall terminate on the occurrence of any act which affirms the Landlord's intention to terminate the Lease as provided in Section 10.03 hereof, including the filing of an unlawful detainer action against Tenant. On such termination, Landlord's damages for default shall include all costs and fees, including reasonable attorneys' fees that Landlord incurs in connection with the filing, commencement, pursuing and/or defending of any action in any bankruptcy court or other court with respect to the Lease; the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant; or the pursuing of any action with respect to Landlord's right to possession of the Property. All such damages suffered (apart from Base Rent and other rent payable hereunder) shall constitute pecuniary damages which must be reimbursed to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceeding.

       Section 10.06. Cumulative Remedies. Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

ARTICLE ELEVEN.      PROTECTION OF LENDERS.

       Section 11.01. Subordination. Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Tenant shall cooperate with Landlord and any lender which is acquiring a security interest in the Property or the Lease. Tenant shall execute such further documents and assurances as such lender may require, provided that Tenant's obligations under this Lease shall not be increased in any way (the performance of minor ministerial acts shall not be deemed to increase Tenant's obligations), and Tenant shall not be deprived of its rights under this Lease. Tenant's right to quiet possession of the Property during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant's obligations under this Lease and is not otherwise in default. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

       Section 11.02. Attornment. If Landlord's interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee or successor to Landlord's interest in the Property and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Property upon the transfer of Landlord's interest.

                                                    Tenant JJ  Landlord JH    28

       Section 11.03. Signing of Documents. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so. If Tenant fails to do so within ten (10) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

       Section 11.04. Estoppel Certificates.

       (a) Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been cancelled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other representations or information with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrance of the Property may require. Tenant shall deliver such statement to Landlord within ten (10) business days after Landlord's request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrance of the Property. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

       (b) If Tenant does not deliver such statement to Landlord within such ten (10) business day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

       Section 11.06. Tenant's Financial Condition. Within ten (10) days after written request from Landlord, but not more often than once per calendar year, Tenant shall deliver to Landlord such then existing financial statements as Landlord reasonably requires to verify the net worth of Tenant or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements reasonably required by such lender to facilitate the financing or refinancing of the Property. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease. Landlord shall execute, and cause any lender, prospective purchaser or other person or entity to which Landlord discloses any such financial statement in accordance with the provisions hereof to execute, a non-disclosure statement in form reasonably acceptable to Tenant, Landlord and any such parties if requested by Landlord.

ARTICLE TWELVE: LEGAL COSTS

                                                    Tenant JJ  Landlord JH    29

       Section 12.01. Legal Proceedings. If Tenant or Landlord shall be in breach or default under this Lease, such party (the "Defaulting Party") shall reimburse the other party (the "Nondefaulting Party") upon demand for any costs or expenses that the Nondefaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease Is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys'fees and costs. The losing party in such action shall pay such attorneys' fees and costs. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Property by license of or agreement with Tenant;
(b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's Interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse landlord for any legal fees or costs Landlord incurs in any such claim or action.

       Section 12.02. Landlord's Consent. Tenant shall pay Landlord's reasonable attorneys'fees incurred in connection with Tenant's request for Landlord's consent under Article Nine (Assignment and Subletting), or In connection with any other act which Tenant proposes to do and which requires Landlord's consent.

ARTICLE THIRTEEN: MISCELLANEOUS PROVISIONS

       Section 13.01. Non-Discrimination. Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Property or any portion thereof.

       Section 13.02. Landlord's Liability; Certain Duties.

       (a) As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Property or the leasehold estate under a ground lease of the Property at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.

                                                    Tenant JJ  Landlord JH    30

       (b) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant's notice, However, if such nonperformance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

       (c) Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord's interest in the Property, and neither the Landlord nor its partners, shareholders, officers or other principals shall have any personal liability under this Lease.

       Section 13.03. Severability. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

       Section 13.04. Interpretation. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents. employees. contractors, invitees, successors or others using the Property with Tenant's expressed or implied permission.

       Section 13.05. Incorporation of Prior Agreements; Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Property and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

       Section 13.06. Notices. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be delivered to the address specified in Section 1.03 above. Notices to Landlord shall be delivered to the address specified in Section 1.02 above. All notices shall be effective upon delivery. Either party may change its notice address upon written notice to the other party,

       Section 13.07. Waivers. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant. negotiate such check without being bound to the conditions of such statement.

                                                    Tenant JJ  Landlord JH    31

       Section 13.08. No Recordation. Tenant shall not record this Lease without prior written consent from Landlord. However, either Landlord or Tenant may require that a "Short Form" memorandum of this Lease executed by both parties be recorded. The party requiring such recording shall pay all transfer taxes and recording fees.

       Section 13.09. Binding Effect; Choice of Law. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Property is located shall govern this Lease.

       Section 13.10. Corporate Authority; Partnership Authority. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Within ten (10) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership, that he or it has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partners withdrawal or addition. Within ten (10) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership.

       Section 13.11. Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

       Section 13.12. Force Majeure. If Landlord cannot perform any of its obligations due to events beyond Landlord's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, government regulation or restriction and weather conditions.

       Section 13.13. Execution of Lease. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord's delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

       Section 13.14. Survival. All representations and warranties of Landlord and Tenant shall survive the termination of this Lease.

       Section 13.15. Landlord's Lien. Landlord agrees from time to time upon reasonable advance written request of Tenant, to subordinate any and all contractual or statutory landlord's liens in Tenant's property in favor of lender(s) furnishing financing for Tenant's business by execution of Landlord's Waiver and Consent in the form attached hereto as Exhibit "F" or other document reasonably acceptable to Landlord and such lender(s).

                                                    Tenant JJ  Landlord JH    32

       Section 13.16. Tenant shall have right to choose utilities suppliers for the Project.

ARTICLE FOURTEEN: BROKERS

       Section 14.01. Broker's Fee. When this Lease is signed by and delivered to both Landlord and Tenant, Landlord shall pay a real estate commission to Tenant's Broker named in Section 1.08 above, as provided in the written agreement between Landlord and Tenant's Broker. Nothing contained in this Lease shall impose any obligation on Landlord to pay a commission or fee to any party other than Tenant's Broker.

       Section 14.02. Agency Disclosure; No Other Brokers. Landlord and Tenant each warrant that they have dealt with no other real estate broker(s) in connection with this transaction except: Leon Brothers, who represents Tenant.

       Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialed all exhibits which are attached to or incorporated by reference in this Lease.

                                       "LANDLORD"

Signed on June 9, 2000                 PANATTONI/HILLWOOD
at 5310 Harvest Hill Road, #180,       DEVELOPMENT COMPANY, LLC,
Dallas, Texas                          a Texas limited liability company

                                       By: /s/ Dewitt J. Hicks III
                                          ------------------------------------
                                       Name: Dewitt J. Hicks III
                                            ----------------------------------
                                       Title: Principal
                                             ---------------------------------



                                       "TENANT"

Signed on June 6, 2000                 ICON HEALTH AND FITNESS, INC.,
at 4010 Distribution Drive             a Delaware corporation
Garland, TX


                                       By: /s/ Jace Jergensen
                                          ------------------------------------
                                       Name: Jace Jergensen
                                            ----------------------------------
                                       Title: Vice President/General Manager
                                             ---------------------------------

                                                    Tenant JJ  Landlord JH    33

                                    Exhibit A

                             [Property Description]

PROPOSED BLOCK 2, LOT 4

BEING a tract of land situated in the Daniel Turner Survey, Abstract No. 1462, in the City of Mesquite, Dallas County, Texas, and being a part of that tract of land described in deed to Petrus Investment, L.P., as recorded in Volume 98251, Page 9371, Deed Records, Dallas County, Texas, (DRDCT), and being more particularly described as follows:

BEGINNING at a set 1/2-inch iron rod with a yellow plastic cap stamped "HALFF ASSOC. INC." (hereafter referred to as "with cap"), at the intersection of the westerly right-of-way line of Town East Boulevard (100 foot right-of-way) and the northerly right-of-way line of a Dallas Power and Light Company right-of-way, as recorded in Volume 5624, Page 250, DRDCT, (125 foot right-of-way);

THENCE South 44 degrees 13minutes 32secondsWest, departing said westerly line and along said northerly line, a distance of 930.01 feet to a set 1/2-inch iron rod with cap for a corner;

THENCE North 45 degrees 31 minutes 28 seconds West, departing said northerly line, a distance of 889.59 feet to a set 1/2-inch iron rod with cap for corner,

THENCE North 44 degrees 16 minutes 17 seconds East, a distance of 930.01 feet to a set 1/2-inch iron rod with cap on the said westerly line of Town East Boulevard;

THENCE South 45 degrees 31 minutes 28 seconds East, along said westerly line of said Town East Boulevard, a distance of 888.85 feet to the POINT OF BEGINNING AND CONTAINING 826,976 square feet or 18.98 acres of land, more or less.

                                                    Tenant JJ  Landlord JH    34

                                   EXHIBIT "B"

                               Building Expansion

a. Exercise of Expansion Option. Provided that (i) no Event of Default then exists and (ii) there has been no material adverse change in Tenant's financial condition, comparing the time the Lease is executed and the time that Tenant exercises the expansion option, and Tenant is not in default under its covenants with its then current lenders, if any (which defaults have not been waived in writing by such lenders), Tenant shall have the one-time right to elect to expand the Premises by up to 200,000 square feet (but not less than 100,000 square feet). The term of the expansion option will be two (2) years commencing on the Commencement Date ("Initial Expansion Option Term"); provided that Tenant shall have the right to extend the Initial Expansion Option Term for an additional two (2) years by giving Landlord written notice thereof at least sixty
       (60) days prior to expiration of the Initial Expansion Option Term, time being of the essence. If Tenant exercises its right to extend the Initial Expansion Option Term, annual Base Rent shall automatically be increased by $0.10 per square foot for the entire two (2) years of the extended expansion option. This expansion right may be exercised by Tenant by delivering to Landlord written notice thereof (the "Expansion Notice") at any time during the Initial Expansion Option Tenn, as same may be extended as aforesaid, specifying the size of the expansion area (the "Expansion Space"). The Expansion Space will be constructed on the approximately 10.04 acre tract adjacent to the Project and in the configuration shown on Exhibit G attached to the Lease (the "Expansion Land").

b. Expansion Space Lease. After Tenant has delivered the Expansion Notice as provided above, Tenant and Landlord shall execute a new lease for the Expansion Space (the "Expansion Space Lease") on substantially the same terms and conditions as this Lease, but with a 10-year term (beginning on substantial completion of the Expansion Space improvements) and an annual base rent rate (1) for the first five years of the Expansion Space Lease term, equal to (A) the Total Expansion Costs (defined below), multiplied by (B) the sum of (i) a mortgage constant rate equal to the 20-Yeat Mortgage Money Rate (defined below) at the time in question, plus (ii) 250 basis points (plus a $0.10 structural reserve); and (2) for the final five years of the Expansion Space Lease term, equal to 115% of the base rent for the first five years of the Expansion Space Lease term. For example, if Tenant elects to do a 200,000 square foot expansion and the 20-Year Mortgage Money Rate is 9% and the Total Expansion Cost for the Expansion Space is $2,000,000, then the annual Base Rent for the Expansion Space during the first five years of the Expansion Space lease term would be $250,000 [calculated as follows: $2,000,000 x (.09 +.025) = $230,000; plus $20,000 structural reserve]; and $287,500 for the final five years of the Expansion Space Lease term. At the time of execution of the Expansion Space Lease, Landlord and Tenant shall execute an amendment to this Lease extending the initial Term for a period such that it is coterminous with the lease term of the

                                                    Tenant JJ  Landlord JH    35

       Expansion Space Lease, in which case, (A) the commencement date of the first five-year extension under Section 2,04 of the Lease shall begin upon the expiration of the initial Term of the Lease (as extended in accordance with this sentence) and (B) the Base Rent payable for the Premises during each Lease Year (defined below) of the extended portion of the initial Term shall be equal to the product of the previous Lease Year's Base Rent and 1.03, as determined at the beginning of each such Lease Year. The term "20-year Mortgage Money Rate" shall mean the mortgage constant (i.e., the amount of annual debt service, expressed as a percentage of the loan amount, that is necessary to pay interest and the entire principal over the amortization period) at the time such determination is being made associated with mortgage loans made available by the the following institutional lenders for permanent loans for properties similar to the Premises, with an amortization schedule of 20 years: Metropolitan Life Insurance Company; Prudential Life Insurance Company; and The Principal Financial Group. If, however, any of such institutional lenders are not providing permanent financing for properties similar to the Premises, then Landlord may substitute another institutional lender in its/their place. Tenant may select the day on which the mortgage constant shall be determined within 30 days after Landlord notifies Tenant that the selection should be made (the "Selection Period") . Within five days after the end of the Selection Period, Tenant shall notify Landlord of Tenant's selected day. If Tenant does not notify Landlord as provided in the preceding sentence, then the mortgage constant shall be determined as of the day on which landlord receives the Expansion Notice. "Lease Year" means each 12-month period during the term of the Expansion Space Lease.

c. Expansion Space Improvements. Within 30 days after the Expansion Space Lease is executed, Landlord will prepare and submit to Tenant for its review preliminary plans and outline specifications (the "Expansion Outline Specifications") for the construction of the shell of the Expansion Space (the "Expansion Shell") and the interior improvements of the Expansion Space (the "Expansion Interior") (which must be acceptable to Landlord and Tenant and provide for improvements that can be constructed for a Total Expansion Cost of not more than $32 per square foot). Tenant shall notify Landlord whether it approves of the submitted Expansion Outline Specifications within 14 days after Landlord's submission thereof. If Tenant disapproves of the Expansion Outline Specifications, then Tenant shall give Landlord notice thereof specifying in detail the reasons for such disapproval, in which case Landlord shall amend the submitted Expansion Outline Specifications and redeliver to Tenant for its approval within 10 days after receiving Tenant's notice disapproving the submitted Expansions Outline Specifications. This process shall be repeated until the Expansion Outline Specifications have been finally approved. Within 15 days after Landlord and Tenant have approved the Expansion Outline Specifications, Landlord shall submit to Tenant a written preliminary estimate of the Total Expansion Costs (which shall be based in part upon the lowest qualified estimates among those obtained by Landlord from at least four contractors for the cost of constructing the Expansion Space in accordance with the Expansion Outline Specifications). Tenant shall either approve or disapprove of such preliminary estimate

                                                    Tenant JJ  Landlord JH    36
       within ten days after Tenant's receipt thereof. If Tenant disapproves the estimate, then Tenant shall notify Landlord of the reasons for such disapproval, in which case Landlord shall attempt to address Tenant's reasons for disapproval and resubmit the preliminary estimate to Tenant within 10 days after landlord's receipt of Tenant's disapproval. This process shall be repeated until Tenant has approved the preliminary estimate. Upon receipt of Tenant's approval of the preliminary estimate, Landlord shall proceed to prepare detailed plans and specifications for the Expansion Space (the "Expansion Plans and Specifications") including, without limitation, working drawings, construction drawings, electrical, plumbing and mechanical drawings necessary to construct the Expansion Shell and the Expansion Interior. After Landlord and Tenant have approved the Expansion Plans and Specifications, if Landlord believes that the actual cost to complete the Expansion Space will exceed the preliminary estimates by more than 10%, Landlord shall submit to Tenant Landlord's written estimate of the cost of constructing such improvements in accordance with the completed Expansion Plans and Specifications. Upon receipt of Tenant's approval of any such revised estimate, Landlord shall proceed to construct the improvements in accordance with the approved Expansion Plans and Specifications. "Total Expansion Costs" shall mean all soft and hard costs incurred in connection with the design and construction of the improvements for the Expansion Space, including, without limitation, all architecture, engineering, contractors, market leasing (not to exceed 2.25% of the anticipated base rent due for the Expansion Space for the fifth term of the lease thereof), brokerage and legal fees and expenses (however, Total Expansion costs shall not include-any-development fee or any brokerage commissions other than the market leasing fee described above), any interest expense, tax and insurance payments incurred during such construction process, any loan or mortgage fees, value of the Expansion Land (currently agreed to be $1.50 per square foot, which shall increase at the rate of 5% per year), and any other costs, fees or expenses incurred with the construction of the Expansion Space. However, Total Expansion Costs relating to the design and construction of the Expansion Space shall not exceed 110% of the hard and soft costs for the design and construction of the Expansion Space improvements that were approved by Tenant, unless such costs were caused by changes in Law occurring after Tenant's approval of such costs or Force Majeure Events. If Tenant elects to expand hereunder for less than 200,000 square feet, Landlord will have the right to construct up to the full 200,000 square feet, in which case the Total Expansion Costs attributable to the Expansion Shell and the Expansion Land will be prorated between the Expansion Space and the balance of the actual square footage of the constructed expansion building based upon their respective square footages.

d. Rescission of Expansion Election. Landlord and Tenant shall negotiate in good faith to reach mutual agreement on all matters for which this Exhibit B requires the approval of Landlord and Tenant, including the Expansion Outline Specifications, the Total Expansion Costs and the Expansion Plans and Specifications. If the Total Expansion Costs and the Expansion Plans and Specifications have not been finally approved by Landlord and Tenant within 90 days after Tenant's delivery to Landlord of an Expansion Notice, then, notwithstanding any other provision herein, Tenant shall have the right to rescind such election upon written notice to Landlord delivered at any time before the

                                                    Tenant JJ  Landlord JH    37
       earlier of the date Landlord and Tenant have finally approved the Total Expansion Costs and the Plans and Specifications or 120 days after the Expansion Notice was delivered to Landlord, in which case Tenant shall reimburse landlord for all reasonable costs incurred by Landlord prior to the date Tenant delivers such rescission notice (which costs shall include an administration charge of $5,000 to cover Landlord's overhead costs in connection therewith). Such reimbursement shall be due within 30 days after Landlord delivers to Tenant an invoice therefor. If Tenant does not rescind its expansion option, Landlord will diligently commence the construction of the Expansion Space and will thereafter diligently and continuously pursue the completion of the Expansion Space.

e. Right of First Offer. If Tenant does not exercise its expansion option during the Initial Expansion Option Term, as same may be extended as aforesaid, Landlord or its successors and assigns with respect to the Expansion Land shall have the right to construct a building (the "New Building") on the Expansion Land at such time and of such size, up to 200,000 square feet, as Landlord or its successors or assigns may determine in its or their sole discretion. Provided that if (i) no Event of Default then exists, (ii) there has been no material adverse change in Tenant's financial condition, comparing the time the Lease is executed and the time that Tenant exercises the expansion option, (iii) Tenant is not in default under its covenants with its then current lenders, if any (which defaults have not been waived in writing by such lenders), and
       (iv) the New Building is not constructed for occupancy solely by the then owner of the Expansion Land, Landlord agrees prior to entering into the first lease for space in any such New Building to give Tenant written notice specifying the terms upon which Landlord will be offering to lease space in the New Building to third parties. Such notice may be given prior to commencement of construction of the New Building. Tenant will have a period of five (5) business days after receipt of such notice within within which to give Landlord written notice of Tenant's election to lease all or any part of the New Building which is not to be occupied by the then owner of the Expansion Land, upon the same terms and provisions specified in Landlord's notice, provided that if Tenant does not elect to take the entire portion of the New Building that is available for lease to third parties, any remaining space available for lease to third parties must be of a size and configuration acceptable to Landlord from a marketing standpoint in Landlord's discretion. If Tenant so elects to accept the offer, Tenant will have a period of ten (10) additional calendar days following receipt from Landlord of a form of Lease including the business points relating to such space, and otherwise substantially incorporating the other provisions of this Lease generally applicable separately from said business points. In the event of failure of Tenant to se exercise the right to lease the subject space hereunder or to so execute a new lease on such terms as aforesaid, Tenant will have no further rights to lease the space pursuant to this paragraph e. At the time that Tenant leases any space in the New Building, Landlord and Tenant shall execute an amendment to this Lease extending the initial Term for a period such that it is coterminous with the lease term of the space in the New Building, in which case, (A) the commencement date of the first five-year extension under Section 2.04 of the Lease shall begin upon the expiration of the initial Term of the Lease (as extended in accordance with this sentence) and (B) the Base Rent payable for the Premises during each Lease Year (defined below)

                                                    Tenant JJ  Landlord JH    38
       of the extended portion of the initial Term shall be equal to the product of the previous Lease Year's Base Rent and 1.03, as determined at the beginning of each such Lease Year

f. It is understood and agreed that Landlord is the current owner of the Expansion Land and that if Landlord transfers this Lease to a third party, Landlord agrees that as a condition to being released from Landlord's obligations under this Lease, that Landlord will grant to such third party the right to purchase the Expansion Land at a net price to Landlord equal to the land value specified in paragraph c. above (as increased as therein provided) if Tenant exercises its expansion option under paragraph a above. Such option may be exercised by giving Landlord (or the then owner of the Expansion Land) written notice thereof (the "Exercise Notice") within thirty (30) days after the first to occur of
       (i) mutual agreement under paragraph d above, or (ii) expiration of the 120-day period specified in paragraph d., without Tenant having exercised its recession right, and with closing to occur within fifteen (15) days after receipt of the Exercise Notice. If Tenant does not exercise its expansion option under paragraph a, the right of first offer set forth in paragraph e. above will be applicable to the Expansion Land and binding upon Landlord and Landlord's successors and assigns with respect to the Expansion Land. Landlord agrees to cause any transferee of the Expansion Land to assume the obligations of Landlord under such right of first offer in writing for the benefit of Tenant.

                                                    Tenant JJ  Landlord JH    39

                                   EXHIBIT "C"

                        EXCLUSIONS FROM COMMON AREA COSTS

Notwithstanding any provision contained herein to the contrary "common area expenses" for purposes hereof shall not include, and in no event shall Tenant be required to pay or reimburse Landlord for: the any costs incurred by Landlord prior to the date upon which Landlord delivers possession of the Property to Tenant in the condition required by this Lease; any costs incurred by Landlord in connection with the acquisition of the Property or the initial construction of the Improvements, or the correction of any defects therein; depreciation (except as provided in Section 4.05(c)); interest and/or principal payments on debts of Landlord; repairs or other work occasioned by fire, windstorm or other casualty, or the exercise of the right of eminent domain; lease commissions; overhead and profit increment paid to subsidiaries or other affiliates of Landlord for services to the extent that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience; cost of electricity and other utilities for tenanted areas and areas intended for tenancy or capable of being tenanted in the Property or the Project; salaries of employees whose rank is above the grade of building manager (to the extent an employee's time is devoted to activities at other locations or buildings, only an equitable proration of such salary, based upon the actual time spent at the Property, shall be included within common area expenses) all items(including repairs) and services paid for by insurance proceeds; costs incurred in connection with the sale, financing, refinancing, mortgaging or sale of the Property, including brokerage commissions; attorney's and accountant's fees, closing costs; title insurance premiums, transfer taxes and interest charges; costs, fines, interest, penalties, legal fees or costs of litigation incurred due to the late payment of taxes, utility bills and other costs incurred by Landlord's failure to make such payments when due; costs associated with correcting any violation of law, or making renovations or alterations to the Property required in order to cause same to be in compliance with any applicable law; ground rent; rental or lease charges on any equipment or property the acquisition of which would normally be capitalized under generally accepted accounting principals; political or charitable contributions; expenses for repairs, replacements or improvements arising from the initial construction of the improvements to the extent such expenses result from deficiencies in design or workmanship (except conditions resulting from ordinary wear and tear); costs arising out of the gross negligence of Landlord or its agents or of any tenant, vendor, contractor, or providers of materials or services selected, hired or engaged by Landlord or its agents; entertainment or travel expenses of Landlord, its employees, agents, partners and affiliates; or reserves of any kind, Including without limitation, replacement reserves and reserves for bad debts or lost rent or any similar charge not involving the payment of money to third parties. No expenses will be included in common area expenses that are otherwise payable by Tenant or other specific tenants of the Project separate from common area expenses, so that there will be no duplication of the same charges by billing the same charge to Tenant or other specific tenants separate from common area expenses and also including the same charges in common area expenses. Expenses

                                                    Tenant JJ  Landlord JH    40
that are designated as capital expenditures by generally accepted accounting procedures ("GAAP") shall be included in common area expenses, provided that if any such expenditure is more than Five Thousand Dollars ($5,000.00), such amount will be amortized over the useful life, as determined by GAAP, of such capital expenditure, and such amortization will be included in common area expenses for each year of such useful life failing within the Term of this Lease (to the extent that the useful life of a capital expenditure exceeds the expiration of the Term, Tenant will have no obligation to pay Landlord such amount following such expiration)

                                                    Tenant JJ  Landlord JH    41

                                   EXHIBIT "D"

                                Proposed Signage

                                [GRAPHIC OMITTED]

                                                    Tenant JJ  Landlord JH    42

                                   EXHIBIT "E"

                             BUILDING SPECIFICATIONS

                            ICON HEALTH H AND FITNESS

GENERAL DESCRIPTION

Land Area:               Approximately 18.98 acres

Building Type:           Concrete tilt-up.

Building Size:           400,000 square feet

Building Dimensions:     500 X 800

Office Area:             Landlord's proposal includes a $35 per square foot
                         allowance for design and construction of 15,500 square feet of office area.

Showroom Area:           Landlord's proposal includes a $30 per square foot
                         allowance for design and construction of 3,000 square feet of showroom area. Showroom to include 2 floor drains and a hose bib for use in spa displays.

Sewing Room:             60,000 square feet. Landlord will provide metal halide
                         fighting providing an average of 50 foot candies as measured horizontally 3' above the floor, with a minimum of 25 foot candles as measured vertically.

                         Landlord will provide 150 Tons of HVAC distributed along with R-19 insulation at the roof deck. Also, this area will be demised separately with 1-hr sheetrock demising wall to deck which will be insulated, taped, and painted white on the inside of the sewing room. Also, landlord will provide a 12' by 12' automated, overhead door leading into the sewing room from the warehouse and a 40' by 80' chain fink storage area within the sewing area. The height of the fence will be 10' and it will have a chain link roof which shall fully enclose the area.

Clear Height:            Operating clear height of 30', excluding: fight
                         fixtures and heaters.

Bay Sizes:               Sixteen (16) bays at 50' each for the 800' length and
                         two staging bays (2) bays at approximately 52' each and eight (9) bays at 44' each for the 500' depth.

                                                    Tenant JJ  Landlord JH    43

Roof:                    4 ply built-up

Skylights:               None

Landscaping:             A $100,000 allowance will be provided for all
                         installation and design of plant materials and irrigation.

Parking:                 One space for every 1,000 square feet will be provided.

Outdoor Storage Area:    Two areas of approximately 40,000 s.f. each, with 8'
                         tall chain link fencing with vinyl privacy slats. Each area to be served by two gates each. Each area to have a gravel surface.

SITE WORK

On-site Storm
Drain System:            Engineered to assure rapid collection and disposal into
                         the municipal storm sewer.

Domestic Water
And Sewer:               Extend Sanitary Sewer and Domestic Water Connections
                         for office into the first bay at the north end of the building.

Paving: Car Operations: Concrete, per soils engineer recommendations, but no less than 5".

                         Truck Operations: Concrete, per soils engineer recommendations, but no less than 6".

Curbs and Striping:      Fully striped parking lot per code.

CONCRETE

Walls:                   Reinforced concrete, 4,000 psi.

         Interior:       Smooth troweled finish with pick points covered.
         Exterior:       Smooth surface finish with accent paint stripes.

Floor Slab:              6" and 7 1/2" reinforced concrete, 4,000 psi when
                         cured, saw cut at perpendicular angles no greater than 16'-8" on center. Slab will be laser screened, with a minimum floor flatness to meet or exceed a flatness of Ff35 and a minimum floor levelness to meet or exceed a levelness of F125. Construction joints will have 24" smooth dowels, 24" on center.

Truck Docks:             Concrete will extend 130' from the building and be
                         3,000 psi, reinforced, 6" thick. All concrete paving shall have expansion

                                                    Tenant JJ  Landlord JH    44
                         joints as drawn by architect, or engineer, and will have saw cut control joints at maximum spacing of 15' on center each way. All joints will be sealed with hot rubberized asphalt joint sealer. All exterior paving will be poured directly on prepared subgrade with bank sand leveling cushion.

SMOKE EVACUATION

Smoke Evacuation:        Smoke evacuation system per code.

DOORS & HARDWARE

Exterior:

     Roll Up Doors:      Twenty (20) 9' x 10', sectional metal doors, 48" high,
                         vertically lifted, manually operated.

     Drive In Door:      Two (2) 12' x 14' sectional metal, chain hoist
                         vertically lifted drive-in doors will be provided.

     Man Doors:          3' x 6'8" metal doors with poured in place metal
                         frames, commercial grade hardware, including lever handles inside, automatic closures and exterior lock guard. The number of man doors will be per code.

     Dock Equipment:     Landlord will provide the following dock equipment: Ten
                         (10) Dock levelers by Rite Hite, or approved equal -
                         25,000 lbs. Capacity and ten (10) dock lights which can be shared between two doors.

FINISHES

Paint: All metal surfaces with the exception of the roof and interior steel will receive one factory coat of oil-based primer and two coats of oil-based finish paint. Exterior concrete walls and trim will receive one coat of seal primer and one finished coat. All wall striping shall receive two finish coats.

Demising Wall:           None other than the walls constructed to separate the
                         sewing room area from the office area and warehouse area.

Floor:                   Floor slab to be sealed with two coats of Sonneborne
                         Lapidolith

FIRE SPRINKLERS

                                                    Tenant JJ  Landlord JH    45

Warehouse Area:          An ESFR system, including pump room if required, will
                         be installed per code. The sprinkler control room will be fully enclosed with CMU block.

Office:                  Fire protection for the office will be per code.

HVAC

Warehouse:               Cambridge space heaters will be provided, complete with
                         unit mounted thermostats to protect the EFSR sprinkler system by maintaining a minimum temperature of 45 degrees. In addition, exhaust fans will be provided per code. Quantity of fans and air changes per applicable mechanical and fire code, but in no event shall the air changes be less than 3 per hour.

Office: The entire office space will be air conditioned per code requirements.

Welding Area:            Landlord will provide 15 tons of HVAC for the welding
                         area.

ELECTRICAL

Service: 4,500 amp, 480 volt, 3 phase service, main panel housing, conduit, and pad only. Utility company to set transformer and complete hookup.

Electrical Distribution: A $100,000 allowance will be provided for distribution of power to equipment.

Warehouse Lighting:      Warehouse Lighting shall be sufficient to average 25
                         foot candles in the warehouse 30" AFF based on an unoccupied facility. Fixtures to be 400 watt metal halide high bay fixtures.

Outside Lighting: Outside lighting shall consist of 400 watt metal halide wall packs on all sides of the building at a density of one per 150 linear feet. Landlord shall add 2 pole lights at the entrance to the building.

Telephone:               Main telephone terminal installed in the electrical
                         room. Extend 1 ea 4" conduit with pull string from the property line into the electrical room. Mount one sheet
                         4'x8' plywood on electrical room wall above conduit stub-up.

Emergency Power:         Provided by Tenant

Wiring:                  All wiring and bus duct to be copper

Exterior Transformer:    Provided by TU Electric

                                                    Tenant JJ  Landlord JH    46

Power Source:            TU Electric

ADA COMPLIANCE           This facility will comply with all ADA regulations upon
                         the time of completion.

TESTING Landlord will engage a third party independent testing laboratory to provide construction materials testing.

MISCELLANEOUS            Roof drainage shall be provided by means of exterior
                         downspouts.

                         A $10,000 allowance will be provided for the installation of compressed air lines.

                         An allowance of $10,000 will be provided for two (2) 2-ton overhead cranes.

EXCLUSIONS               Joint sealant at the floor slab.

                                                    Tenant JJ  Landlord JH    47

                                   EXHIBIT "F"

                          LANDLORD'S WAIVER AND CONSENT

       THIS LANDLORD'S WAIVER AND CONSENT ("Waiver and Consent") is made and entered into as of this _____ day of ________________ by and between _____________________, a ____________________ ("Landlord"), and GENERAL ELECTRIC
CAPITAL CORPORATION, a New York corporation, as agent ("Agent") for the lenders (collectively, "Lenders") from time to time party to the Credit Agreement described below.

       A. Landlord is the owner of the real property commonly known as ________________________ (the "Premises").

       B. Landlord has entered into that certain Lease Agreement (together with all amendments and modifications thereto and waivers thereof, the "Lease") with ICON Health & Fitness, Inc., a Delaware corporation ("Company"), with respect to the Premises.

       C. Agent and Lenders have entered into a Credit Agreement with Company, and to secure the obligations arising under such Credit Agreement, Company has granted to Agent, for its own benefit and the ratable benefit of Lenders, a security interest in and lien upon certain assets of Company, including all of Company's goods, inventory, machinery, equipment, and furniture and trade fixtures (such as equipment bolted to floors), installed by Company, together with all additions, substitutions, replacements and improvements to, and proceeds of, the foregoing, but excluding building fixtures (such as plumbing, lighting and HVAC systems) (collectively, the "Collateral").

       NOW, THEREFORE, in consideration of any financial accommodations extended by Lenders to Company at any time, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

       1. Landlord acknowledges that (a) the Lease is in full force and effect and (b) Landlord is not aware of any existing default under the Lease.

       2. Landlord will use its best efforts to provide Agent with written notice of any default by Company under the Lease (a "Default Notice"). Agent shall have 15 days following receipt of such Default Notice to cure such default, but neither Agent not any Lender shall be under any obligation to cure any default by Company under the Lease. No action by Agent or any Lender pursuant to this Waiver and Consent shall be deemed to be an assumption by Agent or Lenders of any obligation under the Lease, and, except as provided in paragraphs 6, 7 and 8 below, Agent shall not have any obligation to Landlord.

       3. Landlord acknowledges the validity of Agent's lien on the Collateral and, until such time as the obligations of Company to Lenders are indefeasibly paid in full, Landlord agrees to subordinate any interest in the Collateral Landlord may have and agrees not to distrain

                                                      Tenant JJ  Landlord JH
or levy upon any Collateral or to assert any landlord lien, right of distraint or other claim against the Collateral for any reason.

       4. Landlord agrees that the Collateral consisting of trade fixtures installed by Company, such as equipment bolted to the floor shall not be deemed a fixture or part of the real estate but shall at all times be considered personal property.

       5. Prior to a termination of the Lease, Agent or its representatives or invitees may enter upon the Premises at any time without any interference by Landlord to inspect or remove any or all of the Collateral, including, without limitation, by [public auction or] private sale pursuant to the provisions of paragraph 7 below.

       6. Upon written request made by Agent prior to expiration of the term of the Lease or within fourteen (14) days after Agent's receipt of notice of termination of the Lease (failing which, Agent's rights of permitted occupancy during the Disposition Period shall be waiver), Landlord will permit Agent and its representatives and invitees to occupy and remain on the Premises; provided that (a) such period of occupation (the "Disposition Period") shall not exceed up to 90 days following receipt by Agent of a notice of Lease termination from Landlord or, if the Lease has expired by its own terms (absent a default thereunder), up to 30 days following Agent's receipt of written notice of such expiration, (b) for the actual period of occupancy by Agent, Agent will pay to Landlord the basic rent due under the Lease pro-rated on a per diem basis determined on a 30-day month, and shall provide and retain liability and property insurance coverage, electricity and heat to the extent required by the Lease, and (c) such amounts paid by Agent to Landlord shall exclude any rent adjustments, indemnity payments or similar amounts for which the Company remains liable under the Lease for default, holdover status or other similar charges. If any injunction or stay is issued that prohibits Agent from removing the Collateral, the commencement of the Disposition Period will be deferred until such injunction or stay is lifted or removed. Agent's written request must state the exact duration of Agent's desired Disposition Period, and Agent shall be obligated to pay basic rent for such entire period, which rental amount shall accompany Agent's written request.

       7. During any Disposition Period, (a) Agent and its representatives and invitees may inspect, repossess, remove and otherwise deal with the Collateral, and Agent may advertise and conduct private sales of the Collateral at the Premises, in each case without interference by Landlord or liability of Agent or any Lender to Landlord, and (b) Agent shall make the Premises available for inspection by Landlord and prospective tenants and shall cooperate in Landlord's reasonable efforts to re-lease the Premises. If Agent conducts a private sale of the Collateral at the Premises, Agent shall use reasonable efforts to notify Landlord first and to hold such motion or sale in a manner which would not unduly disrupt Landlord's or any other tenant's use of the Premises.

       8. Agent shall promptly repair, at Agent's expense, or reimburse Landlord for any physical damage to the Premises actually caused by the conduct of such [auction or] sale and any removal of Collateral by or through Agent (ordinary wear and tear excluded). Neither Agent nor any Lender shall not be liable for any diminution in value of the Premises caused by the

                                                      Tenant JJ  Landlord JH
absence of Collateral removed, and neither Agent nor any Lender shall have any duty or obligation to remove or dispose of any Collateral or any other property left on the Premises by Company. Agent shall indemnify and hold harmless from and against any claims, loss, cost, expense or damage asserted by Tenant or any third party arising out of any act of omission of Agent in connection with the exercise by Agent of its rights under this Waiver and Consent, including, without limitation, reasonable attorneys' fees.

              9. All notices hereunder shall be in writing, sent by certified mail, return receipt requested or by telecopy, to the respective parties and the addresses set forth on the signature page or at such other address as the receiving party shall designate in writing.

              10. This Waiver and Consent may be executed in any number of several counterparts, shall be governed and controlled by, and interpreted under, the laws of the State of Illinois, and shall inure to the benefit of Agent and its successors and assigns and shall be binding upon Landlord and its successors and assigns (including any transferees of the Premises) and upon Agent, its successors and assigns.

              IN WITNESS WHEREOF, this Landlord's Waiver and Consent is entered into as of the date first set forth above.

                                        "LANDLORD"

______________________________________  PANATTONI/HILLWOOD
______________________________________
______________________________________
______________________________________
Attention: ___________________________  By: _________________________________
Telephone: ___________________________  Title: ______________________________
Facsimile: ___________________________

                                        "AGENT"

GENERAL ELECTRIC CAPITAL                GENERAL ELECTRIC CAPITAL
CORPORATION                             CORPORATION
10 South LaSalle Street, Suite 2700
Chicago, Illinois 60603
Attention: ___________________________  By: _________________________________
Telephone: ___________________________  Title: ______________________________
Facsimile: ___________________________  Its: Duly Authorized Signatory

                                                      Tenant JJ  Landlord JH

                                   EXHIBIT "G"

                                 EXPANSION LAND

PROPOSED BLOCK 2, LOT 3

BEING a tract of land situated in the Daniel Turner Survey, Abstract No. 1462, in the City of Mesquite, Dallas County, Texas, and being a part of that tract of land described in deed to Petrus Investment, L.P., as recorded in Volume 98251, Page 9371, Deed Records, Dallas County, Texas, (DRDCT), and being more particularly described as follows:

COMMENCING at a set 1/2-inch iron rod with a yellow plastic cap stamped "HALFF ASSOC. INC." (hereafter referred to as "with cap"), at the intersection of the westerly right-of-way line of Town East Boulevard (100 foot right-of-way) and the northerly right-of-way line of a Dallas Power and Light Company right-of-way, as recorded in Volume 5624, Page 250, DRDCT, (125 foot right-of-way);

THENCE South 44 degrees 13 minutes 32 seconds West, departing said westerly line and along said northerly line, a distance of 930.01 feet to the POINT OF BEGINNING;

THENCE South 44 degrees 13 minutes 32 seconds West continuing along said northerly line, a distance of 489.81 feet to a point at the intersection of said northerly line with the easterly right-of-way line of Chase Road (50 foot right-of-way);

THENCE North 45 degrees 45 minutes 33 seconds West, departing said northerly line and along said easterly line, a distance of 889.98 feet to a point for corner on the north line of said Petrus Investment tract;

THENCE North 44 degrees 16 minutes 17 seconds East, departing said easterly line and along the north line of said Petrus Investment tract, a distance of 493.45 feet to a point for corner;

THENCE South 45 degrees 31 minutes 28 seconds East, departing said north line, a distance of 889.59 feet to the POINT OF BEGINNING AND CONTAINING 437,446 SQUARE FEET OR 10.04 ACRES OF LAND, MORE OR LESS.

                                                      Tenant JJ  Landlord JH

                    [STRASBURGER & PRICE, L.L.P. LETTERHEAD]

                                  June 1, 2000


VIA FAX
Charles Tuttle
5968 West Northwest Hwy.
Suite 1532
Dallas, TX  75225

       RE: Lease by and between ICON Health & Fitness, Inc., as Tenant and Panattoni/Hillwood Development Company, L.L.C., as Landlord

Dear Charles:

       Under section 5.03 of the Lease, the Landlord has the right to approve. any hazardous materials used on the property. The following is a list of materials currently used by ICON in its manufacturing activities which may require Landlord's approval.

3M Scotch grip plastic adhesive              Deloaxed Hyddraparafine Distillate Oil
Enamel paint                                 Acetylene Bottles
Autofroth Isocyanate                         Argon/CO2 bottles
Autofroth Resin                              Oxygen Bottles
Chemical Starter Kits For Spas               Propane Tanks for Forklifts
Chlorine                                     Light Machine Oil
Silk Screen Inks                             Miscellaneous Spray Paints
Toluene                                      Hydraulic Fluid
Carbon Dioxide Storage Tanks - 12,000 LB.    Fiberglassing (future potential material)
capacity
Argon Storage Tank - 118,000 Lb. capacity    Paint for powdercoat process
#5 Spray Adhesive                            Plastics for processes like injection, blow,
                                             vacuum, thermal, roto, etc. molding

As part of this there are a couple of storage tanks that will need to be installed on the property and these are listed. The Landlord also has a right to approve these storage tanks. As part of the Lease, we need Landlord's approval of these materials and the two storage tanks pursuant to the terms of section
5.03. If you would have the Landlord sign below and send a copy of this back to me and to Colin Rushalko, I would appreciate it.

                                                      Tenant JJ  Landlord JH

                                             Very truly yours,

                                             /s/ ILLEGIBLE

APPROVED:



Partattoni/Hillwood Development Company, L.L.C., a Texas limited liability company


By:______________________________
Its:_____________________________


cc:    Colin S. Rushalko
       Director of ICON Health & Fitness, Weider Division

                                                      Tenant JJ  Landlord JH

                       AMENDMENT NO. 1 TO LEASE AGREEMENT
                         (Build-to-Suit Facility) - 2000

       This Amendment No. 1 to Lease Agreement by and between Panattoni/Hillwood Development Company, LLC, as Landlord, and ICON Health and Fitness, Inc., as Tenant is entered into as of June 9, 2000.

       For and in consideration of Ten Dollars and other good and valuable consideration, Landlord and Tenant hereby amend and modify the Lease Agreement (Build-to-Suit Facility) - 2000 (the "Lease") by and between Landlord and Tenant which Lease is dated as of June __, 2000. Landlord and Tenant add Article Fifteen to the Lease, which Article Fifteen states as follows:

"ARTICLE FIFTEEN LEASE RESTRICTIONS

       During the Term of this Lease, Landlord agrees not to lease any space or grant other rights in the Expansion Land to the following entities: Cap Barbell, Keys Fitness, Bollinger, Hedstrom, Jump Sport, Life Fitness, Sport Works, Precor, Impex, and Schwinn, and such entities corporate successors."

Except as modified above, the Lease is in full force and effect without change or amendment.

                                             "LANDLORD"

                                             PANATTONI/HILLWOOD
                                             DEVELOPMENT COMPANY, LLC,
                                             a Texas limited liability company


                                             By:    /s/ Dewitt J. Hicks III
                                                 -------------------------------
                                             Name: DEWITT J. HICKS III
                                                   -----------------------------
                                             Its:    Principal
                                                  ------------------------------
                                             Date:   6/28/00
                                                   -----------------------------


                                             "TENANT"

                                              ICON HEALTH AND FITNESS, INC.,
                                              a Delaware corporation

                                              By:    /s/ Jace Jergensen
                                                  ------------------------------
                                              Name:     Jace Jergensen
                                                    ----------------------------
                                              Its:      VP/GM
                                                   -----------------------------
                                              Date:     6/26/00
                                                    ----------------------------

                                                      Tenant JJ  Landlord JH